Exhibit 10.36


APPENDIX III TO GUARANTEE COMMITMENT                                Document 9
                                                         Contract No. MA-13450


                               SECURITY AGREEMENT

                               SPECIAL PROVISIONS

         THIS SECURITY AGREEMENT, dated November 5, 1998 (the "Security Agreement"), between Perforadora Central, S.A. de C.V., a Mexican corporation (the "Shipowner") and THE UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), pursuant to Title XI of the Act.

                                    RECITALS:

         A. The Shipowner has entered into the Construction Contract with TDI-Halter, Inc., (the "Shipyard") for the Construction of the Vessel (the "Vessel"); subsequently thereto the Shipyard merged into TDI-Halter Limited Partnership, a Louisiana limited partnership (the "Merged Shipyard"). Maritime Holdings, Inc., a Louisiana corporation is the sole general partner of Merged Shipyard; TDI-Halter, LLC, a Louisiana limited liability company is the sole limited partner of Merged Shipyard and Merged Shipyard has assumed by operation of law all of the obligations, rights, liabilities, subcontracts, supply contracts, license agreements, supplies, material and equipment association with and related to the Construction Contract; and

         B. On the date hereof, the Secretary entered into, and the Shipowner accepted a Commitment to Guarantee Obligations, Contract No. MA-13448, whereby the United States has committed itself to guarantee the payment in full of all the unpaid interest on, and the unpaid principal balance of, Obligations (as defined herein) in the aggregate principal amount equal to 75% of the Depreciated Actual Cost or the Actual Cost of the Vessel, as the case may be, on the Closing Date, which amounts are set out in Table A.

         C. The Shipowner has entered into the Bond Purchase Agreement providing for the sale and delivery, on the Closing Date, of obligations in the aggregate principal amount of $70,528,000.00 to be designated "United States Government Guaranteed Export Ship Financing Obligations, 1998 Series" (the "Obligations") having the maturity date and interest rate set forth in the Bond Purchase Agreement, the Indenture and the Obligations.

         D. On the date hereof, the Shipowner and Bank One Trust Company N.A., a national banking corporation, as Indenture Trustee, executed and delivered the Trust Indenture (the "Indenture") pursuant to which the Shipowner will issue the Obligations.

         E. On the date hereof, the Secretary and the Indenture Trustee executed the Authorization Agreement, Contract No. MA-13449 which authorizes the Indenture Trustee to endorse, execute, and authenticate the Secretary's Guarantee on each of the Obligations.

         F. As security for the due and timely payment of the Secretary's Note, issued this day by the Shipowner, and for the Secretary's issuance of the Guarantees, the Shipowner has executed and delivered this Security Agreement, Contract No. MA-13450 , and the Financial Agreement, Contract No. MA-13452 granting the Secretary a security interest in, among other things, the Construction Contract, the Vessels and certain other property, tangible and intangible, which the Shipowner now has or hereafter will acquire, and all of the proceeds thereof. The Shipowner has agreed, on the Delivery Date of the Vessel, to document the Vessel under the laws of Panama, and to grant to the Secretary a mortgage with first priority Contract No. MA-13451, pursuant to the laws of Panama, and that such mortgage shall be enforceable under the laws of Panama and Mexico.

         G. As further security to the Secretary and in consideration of the Secretary's agreeing to issue the Guarantees, the Merged Shipyard has executed on this date the Consent of Merged Shipyard to the assignment of the Construction Contract pursuant to the Security Agreement and LeTourneau, Inc. has executed on this date a Consent of and Grant of Rights by LeTourneau, Inc. pursuant to the assignment of the Construction Contract to the Secretary as set forth in Shipowner's assignment of the Security Agreement, and has also granted, directly to the Secretary and to Shipowner certain rights in and to the License Agreement and Kit Construction Agreement..

         H. In order to implement certain aspects of the transactions contemplated by the Security Agreement and the Financial Agreement, the Secretary, the Shipowner and Bank One Trust Company N.A., a national banking corporation (the "Depository") have entered into the Depository Agreement, Contract No. MA-13453, on the date hereof.

         I. In order to guarantee the performance of the Construction Contract and in lieu of providing a Surety Bond during the Vessel's construction period, Merged Shipyard has agreed to provide the guarantee of its parent company, Halter Marine Group, Inc. Halter Marine Group, Inc. has agreed to execute and has executed in favor of the Secretary and Shipowner a Guarantee Agreement, No. MA-13455, dated as of the Closing Date, guaranteeing the full performance of every obligation of the Shipyard and the Merged Shipyard under the Construction Contract.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to provide security to the Secretary for the Secretary's Note provided for herein, the parties hereto hereby agree as follows:

1. Concerning these Special and General Provisions. This Security Agreement shall consist of two parts: the Special Provisions and the General Provisions attached hereto as Exhibit 1 of the Security Agreement incorporated herein by reference. In the event of any conflict, or inconsistency between the Special Provisions of this Security Agreement and Exhibit 1, these Special Provisions shall control.

2. Documentation of Vessels - On the Delivery Date of the Vessel, the Vessel shall be documented under and the Mortgage shall be recorded under the laws of Panama. The Mortgage shall be recorded pursuant to the laws of Mexico.

3. The following additions, deletions and amendments are hereby made to the General Provisions of the Security Agreement:

         (a)   Concerning Section 2.05

                  (1) In connection with the Section 2.05(b)(3) and the last paragraph of Section 2.05(e) the maximum amount of self-insurance permitted to the Shipowner under the last paragraph thereof shall be $1,000,000.00 on an annual aggregate basis after application of the $200,000.00 per accident deductible; and

                  (2) In connection with clause (ii) of the initial paragraph of
Section 2.05(c), the Secretary shall permit payment of losses up to the amount of $100,000.00 to be made directly to the Shipowner under the circumstances specified therein.

         (b) Concerning Section 9.01. Subject to Section 9.01 of the Security Agreement, any notice, request, demand, direction, consent, waiver, approval or other communication, when given to a party hereto, shall be addressed to:

         Secretary as:              SECRETARY OF TRANSPORTATION
                                    c/o Maritime Administrator
                                    U.S. Department of Transportation
                                    400 Seventh Street, S.W.
                                    Washington, D.C. 20590



         Shipowner as:              Perforadora Central, S.A.de C.V.
                                    c/o Milling Benson Woodward, L.L.P.
                                    Attention: Neal D. Hobson
                                    909 Poydras St., Suite 2300
                                    New Orleans, LA 70112

         Indenture Trustee as:      Bank One Trust Company N.A.
                                    210 Baronne Street, 3rd Floor
                                    New Orleans, LA 70112
                                    Attention: Corporate Trust Department

         (c) Governing Law. Pursuant to section 1-105 of the Uniform Commercial Code of the State of Louisiana in the United States of America (the "UCC"), the parties hereto agree that the UCC shall govern their respective rights and duties as they relate to the validity and enforceability of the security interests granted under this Security Agreement. In all other respects this Security Agreement and the rights and obligations of the parties hereto shall be construed, enforced, and governed by the laws of the United States of America, but to the extent they are inapplicable, then by the laws of the State of Louisiana of the United States of America without regard to its conflict of laws provision.

         (d) Jurisdiction and Consent to Suit. Any proceeding to enforce this Security Agreement may be brought in the Federal courts of the United States of America located in the State of Mississippi (prior to delivery and documentation of the Vessel) (the Delivery Date) and of Louisiana (after the Delivery Date) of the United States of America. The Shipowner and the Secretary hereby irrevocably waive any present or future objection to such venue, and for each of itself and in respect of any of their respective properties hereby irrevocably consents and submits unconditionally to the non-exclusive jurisdiction of those courts. The Shipowner further irrevocably waives any claim that any such court is not a convenient forum for any such proceeding. The Shipowner agrees that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in the State of Mississippi or Louisiana, if delivered to Milling Benson Woodward, L.L.P., Attention: Neal D. Hobson, 909 Poydras St., Suite 2300, New Orleans, LA 70ll2, which it irrevocably designates and appoints as its authorized agent for the service of process in the State and Federal courts in the State of Mississippi or Louisiana. Nothing herein shall affect the right of the Secretary to serve process in any other manner permitted by applicable law. The Shipowner further agrees that final judgment against it in any such action or proceeding arising out of or relating to this Security Agreement shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of that fact and of the judgment.

         (e) Section 1.03 of the Security Agreement is modified by adding thereto, after Section 1.03(a)(7), the following:

                  (7-A) All right, title and interest of the Shipowner in and to the proceeds of the LeTourneau License Agreement and the LeTourneau Kit Construction Agreement which have been or may be assigned to Shipowner by Merged Shipyard as well as any and all rights which the Shipowner has received, or may receive to utilize the design rights and license rights as granted by LeTourneau, Inc. and as limited or conditioned by the License Agreement and/or the Kit Construction Agreement.

                  (7-B) Any and all charters, drilling contracts and/or other contracts in respect of the Vessel, whether executed with Pemex (Petroleos Mexicanos) or any other company or agency.

                  (7-C) The Shipowner's rights under the Guarantee Agreement. and modifying Section 1.03(a)(8) to read as follows:

                  All proceeds of the collateral described in paragraphs 1 through 7-C of this section.

         (f) Section 1.03(9) of the Security Agreement is modified to provide:

                  (9) the Mortgage to be executed and delivered by the Shipowner to the Secretary, as Mortgagee, on the Delivery Date covering the Vessel.

                  (10) the Guarantee Agreement.

         (g) In Section 2.08 of the Security Agreement the Notice of Mortgage is modified and shall read as follows:

                               NOTICE OF MORTGAGE

                  "This Vessel is owned by Perforadora Central, S.A. de C.V., a Mexican corporation ("Shipowner") and is covered by a First Mortgage with first priority in favor of the United States of America under authority of the Republic of Panama. Under the terms of said Mortgage, neither the Shipowner, any charterer, the master or agent of this Vessel, nor any other person has any right, power or authority to create, incur or permit to be placed upon this Vessel any lien other than statutory liens incident to current operations that are subordinate to the Mortgage."

         (h) Section 2.14 of the Security Agreement shall be amended by adding the following paragraph at the end of Section 2.14:

                  In lieu of providing the Secretary surety bonds during the Vessel's construction period, Halter Marine Group, Inc. the parent of TDI-Halter, Limited Partnership (the "Merged Shipyard") shall execute in favor of the Secretary a guarantee agreement, Contract No. MA-13455, dated the Closing Date ("Guaranty Agreement") guaranteeing the full performance of every obligation of the Shipyard and Merged Shipyard under the Construction Contract.

         (i)      The following new Section 2.15 shall be added to the Security
 Agreement:

                  SECTION 2.15 Mortgagee Rights Political Risk Insurance. The Shipowner shall, at least ten days prior to delivery of the Vessel, establish and maintain mortgagee rights political risk insurance covering the full amount of the Secretary's Note, payable in the event that the Secretary is for any reason unable to remove the Vessel to a jurisdiction of its choosing within 180 days of default under this Security Agreement and also covering confiscation, expropriation, nationalization and deprivation, all in form and substance satisfactory to the Secretary, the terms of which shall be established by the Secretary. The initial policy period shall be for a duration of not less than three years with required renewals. The Shipowner shall maintain such insurancee so long as the Vessel shall remain in Mexico, or in any other country, where the Secretary determines that such mortgagee rights political risk insurance is required. Shipowner shall renew the policy for successive periods of at least three years each.

         (j) (1) The Shipowner's failure to establish or continuously maintain such mortgagee rights political risk insurance thereafter or the failure to promptly move the Vessel to a jurisdiction designated by the Secretary after notice of refusal of underwriters to renew or extend such insurance shall constitute a security default for purposes of Section 6.01(b)(8) of the Security Agreement.

                  (2) The Shipowner agrees that it will not move the Vessel to Mexico or any other country where the Secretary determines the need for insurance described in Section (i) above unless it has obtained such insurance.

         (k)      The following new Section 2.16 shall be added to the Security
 Agreement:

                           Section 2.16 Concerning the Assignment by Shipowner of the Proceeds of any Charter Agreement, Drilling Contract or Other Contract in Respect of the Vessel. The Shipowner shall, promptly upon being awarded any contract for the charter of the Vessel or Drilling Contract or other contract or award in respect of the Vessel, notify the Secretary of such award and of the relevant details thereof; promptly upon execution of any such contract Shipyard shall execute and deliver to the Secretary an assignment of the proceeds of such contract as additional security pursuant to this Security Agreement substantially in the form of Exhibit 10 hereto, shall deliver notice of such assignment to the other party to the contract and, if requested by Secretary, furnish to the Secretary, in form reasonably required by the Secretary, an opinion of counsel approved by the Secretary, that such assignment is valid, fully perfected, and enforceableaccording to its terms with priority over any other claims and assignments.

                           The Shipowner's failure to assign to the Secretary the proceeds of any charter, drilling contract or other contract in respect of the Vessel promptly after the execution thereof shall constitute a security default for purposes of Section 6.01(b)(8) of the Security Agreement.

         (l) Concerning Section 5.02 Escrow Fund Deposits. Notwithstanding that the Obligations are or may be issued before the delivery of the Vessel, Shipowner shall not be required to deposit into the Escrow Fund on the Closing Date an amount equal to six months interest at the rate borne by the Obligations.

         (m) Concerning Section 2.04(b). The present section 2.04(b) shall be replaced by the following:

                  executed and delivered to the Secretary the Mortgage with First Priority, pursuant to the Laws of Panama substantially in the form of Exhibit 3 hereto. Shipowner shall further cause to be provided to Secretary an opinion of Panamanian and Mexican admiralty counsel concerning the validity and priority of the Mortgage in form and substance satisfactory to the Secretary.

         (n) Concerning Section 5.03(a) - Escrow Fund Withdrawals. Any amounts paid from the escrow fund for work performed before the Delivery Date shall be accompanied by a Certified Public Accountant certification satisfactory to Secretary, or other evidence satisfactory to Secretary, as to: i) the amount of Actual Cost paid and ii) that each item in these amounts is properly included in the cost of construction of the vessel. The request for final disbursement from the escrow fund shall be accompanied by a Certified Public Accountant certification satisfactory to Secretary as to: i) the amount of Actual cost paid, and ii) that each item in these amounts is properly included in the cost of construction of the Vessel. Shipowner agrees that it shall pay any amounts which may become due to the Merged Shipyard pursuant to the Construction Contract, and/or which may become due for owner furnished equipment using its own general funds. Notwithstanding any other provision of this Security Agreement to the contrary, Shipowner agrees that the Secretary has no obligations to release any money from the escrow fund unless request for reimbursement is based on a percentage of completion of the vessel as certified by the Shipowner and agreed to by the Secretary. Payments from the Escrow Fund may be paid directly by the Secretary to the Merged Shipyard if the Secretary has concluded, in his sole discretion, that the requested payment is for an amount that reflects an actual increase in the percentage completion of the Vessel.

         (o) Section 2.17 - Customs Duties shall be added to the General Provisions as follows:

                  Section 2.17 - Customs Duties. Prior to moving the Vessel into the territorial waters of Mexico or any other foreign country, the Shipowner shall provide the Secretary with evidence, which must satisfy the Secretary, that (i) the Vessel will not be subject to customs duties, import taxes or other similar charges or (ii) that such charges have been postponed in a manner that will not harm the interests of the Secretary. Failure of the Shipowner to comply with the provisions of this paragraph shall constitute a default under Section 6.01(b)(8) of the Security Agreement.

         IN WITNESS WHEREOF, this Security Agreement has been executed by the parties as of the day and year first written.

                                         PERFORADORA CENTRAL, S.A.DE C.V.

(The Company has no Seal)


Attest:                                  BY: /s/ PATRICIO ALVAREZ MORPHY
                                             --------------------------------
/s/ JORGE VILLALPANDO BORREGO                   Patricio Morphy, President
-----------------------------
Jorge Villalpando Borrego
Vice President and Assistant
Secretary

                                         UNITED STATES OF AMERICA
(SEAL)                                   SECRETARY OF TRANSPORTATION
                                         MARITIME ADMINISTRATOR
Attest:

/s/ PATRICIA E. BYRNE                    BY: /s/ JOEL C. RICHARD
---------------------------                  ----------------------------------
Assistant Secretary                           Secretary, Maritime Administrator
Maritime Administration

                                     TABLE A

         The estimated Actual Cost of the Vessel as of the date hereof as determined by the Secretary, namely, (i) the amounts paid by or for the account of the Shipowner as of the date hereof for the Construction of the Vessel, plus
(ii) the amount which the Shipowner was on said date obligated under the Construction Contract or otherwise to pay from time to time thereafter for the Construction of the Vessel less the Depreciation of the Vessel as of the date hereof as determined by the Secretary is $94,037,974, both calculated and itemized for the Vessel as follows:

                                                   AMOUNT
                                     AMOUNT       OBLIGATED
                                      PAID        TO BE PAID         TOTAL
                                      ----        ----------         -----

Contract Price                       $-0-      $62,500,000.00   $62,500,000.00

Changes and Extras                   $-0-      $ 5,000,000.00   $ 5,000,000.00

Owner Furnished Items                $-0-      $19,602,919.00   $19,602,919.00

Design, Engineering & Inspection     $-0-      $   720,000.00   $   720,000.00

Net Interest During Construction     $-0-      $ 3,884,449.00   $ 3,884,449.00

Estimated Escalation                 $-0-      $         0.00   $         0.00

Estimated Guarantee Fee              $-0-      $ 2,330,606.00   $ 2,330,606.00

Total Estimated Actual Cost          $-0-      $94,037,974.00   $94,037,974.00

                                  ATTACHMENT A
                                  ------------
                  TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT
                  ---------------------------------------------
                            (Contract No. MA - 13452)


1. This Financial Agreement shall apply to the following Vessel: One LeTourneau designed Super 116C Mobil Jack-Up Drilling Unit.

2. The Company's Net Worth for use in Section 8(b) is $43,575,031.00.

EXHIBIT 1 TO SECURITY AGREEMENT                                     Document 10
                                                             GENERAL PROVISIONS


                                TABLE OF CONTENTS

                                    ARTICLE I
              DEFINITIONS; OFFICER'S CERTIFICATES; GRANTING CLAUSE


                                                                                                     Page
                                                                                                     ----
SECTION 1.01.     Definitions.......................................................................     1
SECTION 1.02.     Officer's Certificates............................................................     1
SECTION 1.03.     Granting Clause...................................................................     1

                                   ARTICLE II
                   SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS

SECTION 2.01. Shipowner's Representations, Agreements, Organization and Existence
(a) General Representations.........................................................................     2
                                    (b) Taxes.......................................................     3
SECTION 2.02.              (a) Title to and Possession of the Vessels...............................     3
                                    (b) Sale, Mortgage, Transfer or Charter of the Vessels..........     4
                                    (c) Taxes and Governmental Charges..............................     4
                                    (d) Liens.......................................................     4
                                    (e) Requisitions by the United States ..........................     5
                                    (f) Compliance with Applicable Laws.............................     5
                                    (g) Vessels'Operation ..........................................     5
                                    (h) Vessels' Condition and Maintenance..........................     5
                                    (i)  Material Changes in the Vessels............................     6
                                    (j)  Documentation of the Vessels...............................     6
SECTION 2.03.     Maintenance of Construction Contract..............................................     6
SECTION 2.04.     Delivery Requirements.............................................................     7
SECTION 2.05.     Insurance.........................................................................     7
SECTION 2.06.     Inspection of the Vessels; Examination of Shipowner's Records.....................    13
SECTION 2.07.     Requisition of Title, Termination of Construction Contract or
                           Total Loss of a Vessel...................................................    14
SECTION 2.08.     Notice of Mortgage................................................................    15
SECTION 2.09.     Compliance with Mortgage Laws.....................................................    15
SECTION 2.10.     Performance of Shipowner's Agreements by the Secretary............................    15
SECTION 2.11.     Perfection of Security Interests; Further Assurances..............................    15
SECTION 2.12.     Modification of Formation Agreements..............................................    16
SECTION 2.13.     Members of Limited Liability Companies ...........................................    16
SECTION 2.14.     Concerning the Performance and Payment Bonds......................................    16

                                   ARTICLE III
                              THE SECRETARY'S NOTE

SECTION 3.01.     Secretary's Note..................................................................    17
SECTION 3.02.     Termination of the Guarantees.....................................................    17
SECTION 3.03.     Execution of Additional Secretary's Note .........................................    17

                                   ARTICLE IV
                  CONSTRUCTION FUND; MONEYS DUE WITH RESPECT TO
                           CONSTRUCTION OF THE VESSELS


SECTION 4.01.     Construction Fund.................................................................    18
SECTION 4.02.     Moneys Due with Respect to Construction of the Vessels............................    18

                                    ARTICLE V
                          ACTUAL COST; THE ESCROW FUND

SECTION 5.01.     Actual Cost Determinations........................................................    18
SECTION 5.02.     Escrow Fund Deposits..............................................................    19
SECTION 5.03.     Escrow Fund Withdrawals...........................................................    19
SECTION 5.04.     Investment and Liquidation of the Escrow Fund.....................................    21
SECTION 5.05.     Income on the Escrow Fund.........................................................    22
SECTION 5.06.     Termination Date of the Escrow Fund...............................................    22

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

SECTION 6.01.     What Constitutes "Defaults"; Continuance of Defaults..............................    22
SECTION 6.02.     Acceleration of Maturity of the Secretary's Note..................................    24
SECTION 6.03.     Waivers of Default................................................................    24
SECTION 6.04.     Remedies After Default............................................................    25
SECTION 6.05.     Application of Proceeds...........................................................    27
SECTION 6.06.     General Powers of the Secretary...................................................    27

                                   ARTICLE VII
                        AMENDMENTS AND SUPPLEMENTS TO THE
                   SECURITY AGREEMENT, MORTGAGE AND INDENTURE

SECTION 7.01.     Amendments and Supplements to the Security Agreement
                           and the Mortgage.........................................................    28
SECTION 7.02.     Amendments and Supplements to the Indenture.......................................    28

                                  ARTICLE VIII
                          CONSOLIDATION, MERGER OR SALE

SECTION 8.01.     Consolidation, Merger, or Sale....................................................    28
SECTION 8.02.     Transfer of a General Partner's or a Joint Venturer's Interest....................    29

                                   ARTICLE IX
                                     NOTICES


SECTION 9.01.     Notices and Communications........................................................          29
SECTION 9.02.     Waivers of Notice.................................................................          29
SECTION 9.03.     Shipowner's  Name or Address Change...............................................          30

                                    ARTICLE X
                DISCHARGE OF SECURITY AGREEMENT AND THE MORTGAGE

SECTION 10.01.    Discharge of Security Agreement and the Mortgage..................................          30

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.01.    Successors and Assigns............................................................          30
SECTION 11.02.    Execution in Counterparts.........................................................          30
SECTION 11.03.    Shipowner's Rights in Absence of Default..........................................          30
SECTION 11.04.    Surrender of Vessels' Documents...................................................          31
SECTION 11.05.    Table of Contents, Titles and Headings............................................          31
SECTION 11.06.    Payments in U.S. Currency.........................................................          31
SECTION 11.07.    Immunity..........................................................................          31

                                    ARTICLE I
              DEFINITIONS; OFFICER'S CERTIFICATES; GRANTING CLAUSE

         SECTION 1.01. Definitions. All capitalized terms used, but not defined herein, shall have the meaning ascribed in Schedule X.

         SECTION 1.02. Officer's Certificates. To satisfy a covenant or condition provided for in this Security Agreement, the Responsible Officer of the Person making such Officer's Certificate shall certify that the officer (a) has read such covenant or condition; (b) has made or caused to be made such examination or investigation as is necessary to enable the Officer to express an informed opinion with respect to such covenant or condition; and (c) believes to the best of the Officer's his knowledge that such condition or covenant has been met. An Officer's Certificate shall set forth the pertinent supporting information and shall be subject to the Secretary's review of its adequacy and accuracy.

         SECTION 1.03. Granting Clause. (a) In order to create a present security interest in the Secretary, the Shipowner does hereby grant, sell, convey, assign, transfer, mortgage, pledge, set over and confirm unto the Secretary continuing security interests in all of the right, title and interest of the Shipowner in and to all of the following, whether now owned or existing or hereafter arising or acquired:

                  (1) Each Construction Contract (insofar as it relates to the Construction of a Vessel under its related Construction Contract), together with all other contracts, whether now in existence or hereafter entered into, relating to the Construction of each Vessel. Said right, title and interest in and to the Construction Contracts, and the other contracts conveyed to the Secretary by this subsection are hereinafter referred to collectively as the "Rights Under the Construction and Related Contracts."

                  (2) The Shipowner's rights to receive all moneys which from time to time may become due to the Shipowner with respect to the Construction of each Vessel regardless of the legal theory by which moneys are recovered. Said right, title and interest in and to the moneys, cash, bonds, claims, and securities conveyed by this subsection are herein referred to collectively as the "Moneys Due with Respect to the Construction of the Vessels." The Secretary acknowledges and agrees that the Moneys Due with Respect to the Construction of the Vessels will be paid directly to the Depository for application in accordance with this Security Agreement and the Indenture.

                  (3) All goods, whether equipment or inventory appertaining to or relating to each Vessel, whether or not on board or ashore and not covered by the Mortgage, and any charter hire relating to each Vessel.

                  (4) The Title XI Reserve Fund and all moneys, instruments, negotiable documents, chattel paper, and proceeds thereof currently on deposit or hereafter deposited in the Title XI Reserve Fund.


                  (5) The Construction Fund and all moneys, instruments, negotiable documents, chattel paper and proceeds, etc.

                  (6) All moneys, instruments, negotiable documents, chattel paper and proceeds thereof held by the Depository under the Depository Agreement.

                  (7) Proceeds of Policies of Insurance relating to each Vessel and, whether or not insured, any general average claims or loss of hire claims Shipowner may have with respect to each Vessel.

                  (8) All proceeds of the collateral described in paragraphs (1) through (7) of this section.

         The Secretary shall have, upon execution and delivery thereof, as further security, certain right, title and interest in and to the following:

                  (9) The Mortgage, to be executed and delivered by the Shipowner to the Secretary, as mortgagee, on the date hereof, covering each Vessel.

         (b) The right, title and interest of the Secretary pursuant to Section 1.03(a) is herein, collectively, called the "Security." The Secretary shall hold the Security as collateral security for all of the obligations and liabilities of the Shipowner under the Secretary's Note and as collateral security for and with respect to the Guarantees whether now made or hereafter entered into.

         (c) Notwithstanding paragraphs (a) and (b) of this Section, (1) the Shipowner shall remain liable to perform its obligations under each Construction Contract and the above-mentioned other contracts; (2) the Secretary shall not, by virtue of this Security Agreement, have any obligations under any of the documents referred to in clause (1) or be required to make any payment owing by the Shipowner thereunder; and (3) if there is no existing Default, the Shipowner shall (subject to the rights of the Secretary hereunder) be entitled to exercise all of its rights under each of the documents referred to in this section and shall be entitled to receive all of the benefits accruing to it thereunder as if paragraphs (a) and (b) of this section.

         (d) The Shipowner hereby agrees with the Secretary that the Security is to be held by the Secretary subject to the further agreements and conditions set forth herein.

                                   ARTICLE II
                   SHIPOWNER'S REPRESENTATIONS AND AGREEMENTS

         The Shipowner hereby represents and agrees, so long as this Security Agreement shall not have been discharged, as follows:

         SECTION 2.01. Shipowner's Representations, Agreements, Organization and Existence. (a) General Representations. The Shipowner hereby represents and warrants that the following are true statements as of the date hereof and further warrants that they shall remain true thereafter:

                  (1) The Shipowner is duly organized, validly existing and in good standing under the laws of the jurisdiction designated in the initial paragraph of the Special Provisions hereof and shall maintain such existence. The Shipowner has not failed to qualify to do business in any jurisdiction in which its business or properties require such qualification, and had and has full legal right, power and authority to own its own properties and assets and conduct its business as it is presently conducted;

                  (2) the Shipowner had and has legal power and authority to enter into and carry out the terms of the Guarantee Commitment, the Construction Contract, Bond Purchase Agreement, Obligations, Indenture, Security Agreement, Secretary's Note, Mortgage, Financial Agreement, and Depository Agreement (the "Documents");

                  (3) each of the Documents has been duly authorized, executed and delivered by the Shipowner and constitutes, in accordance with its respective terms, legal, valid and binding instruments enforceable against the Shipowner, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application relating to or affecting the enforcement of creditors rights as from time to time in effect;

                  (4) the consummation of the transactions contemplated by and compliance by the Shipowner of all the terms and provisions of the Documents will not violate any provisions of the formation documents of the Shipowner and will not result in a breach of the terms and provisions of, or constitute a default under any other agreement or undertaking by the Shipowner or by which the Shipowner is bound or any order of any court or administrative agency entered into in any proceedings to which the Shipowner is or has been a party; and

                  (5) there is no litigation, proceeding or investigation pending or, to the best of the Shipowner's knowledge, threatened, involving the Shipowner or any of its property which could prevent or jeopardize the performance by the Shipowner of its obligations under the Documents;

         (b) Taxes. The Shipowner has paid or caused to be paid all taxes assessed against it, unless the same are being contested in good faith or an authorized extension of time has been granted.

         SECTION 2.02. (a) Title to and Possession of the Vessels. On the date of this Security Agreement, the Shipowner represents and warrants that it lawfully owns each Vessel free from any liens, encumbrances, security interests, charges, or rights in rem (subject only to (1) the equity of the Shipyard under the Construction Contract, if any, (2) liens on any undelivered Vessel which the Shipyard is obligated to discharge under the Construction Contract, (3) any security interest subordinated to the Secretary's security interest permitted under the Special Provisions hereof, (4) the Secretary's rights hereunder and
(5) the liens permitted by paragraph (d)(3) of this section. The Shipowner shall, for the Secretary's benefit, warrant and defend the title to, and possession of, each Vessel and every part thereof against the claims and demands of all Persons whomsoever.

         (b) Sale, Mortgage, Transfer or Charter of the Vessels. (1) The Shipowner shall not, without the Secretary's prior written consent, sell, mortgage, demise charter or transfer any Vessel to any Person (or charter the Vessel to a Related Party under any form of charter).

                  (2) The Shipowner hereby covenants that: (A) it will not enter into any time charter of the Vessels in excess of six months unless the time charter contains the following provision, "This time charter is subject to each of the rights and remedies of the Secretary of Transportation has been assigned to the Secretary under a Security Agreement and Mortgage, each executed by the Shipowner in favor of the Secretary with respect to the Vessels being chartered." and (B) it shall, within 10 calendar days of entering into any time charter in excess of six months, transmit a copy of the time charter to the Secretary.

                  (3) In no event may the Shipowner transfer the Vessel to any country designated by the Secretary of Defense as a country whose interests are hostile to the interests of the United States.

         (c) Taxes and Governmental Charges. The Shipowner shall pay and discharge, or cause to be paid and discharged, on or before the same shall become delinquent, all taxes, assessments, government charges, fines and penalties lawfully imposed upon each Vessel, unless the same are being contested in good faith.

         (d) Liens. (1) As a condition precedent to each payment by the Shipowner under the Construction Contract, the Shipowner shall require an Officer's Certificate from the Shipyard stating that once the Shipyard receives said payment, there will be no liens or rights in rem against the respective Vessel. At the Delivery Date of each Vessel, the Shipowner and the Shipyard shall provide an Officer's Certificate stating that there are no liens or rights in rem against the respective Vessel except for the Mortgage.

                  (2) After the Delivery Date of each Vessel, the Shipowner shall satisfy, or cause to be satisfied, within 30 days of its knowledge thereof, any lien or encumbrance or right in rem which shall be filed against such Vessel unless the same is being contested in good faith; and

                  (3) Neither the Shipowner, any charterer, the master of any Vessel, nor any other Person has or shall have any right, power or authority, without the Secretary's prior written consent, to create, incur or permit to be placed or imposed on any Vessel any lien, encumbrance, security interest, charge, or rights in rem, and statutory liens incident to current operations unless such statutory liens are subordinate to the Mortgage.

         (e) Requisitions by the United States. Should the United States of America, or any agency or instrumentality thereof, take or requisition title or use of any Vessel, or seek to take or requisition title or use of any Vessel, the Shipowner agrees to comply promptly with said request, taking, or requisition, without the interposition of any defense whatsoever, saving only
(i) its right to dispute at
a subsequent time, the amount of compensation to be paid by the United States or (ii) the prior taking or requisition of title or use by another governmental body. The parties agree to be bound by the rights, duties, procedures, and remedies specified in section 902 of the Act (46 App. U.S.C. 1242).

         (f) Compliance with Applicable Laws. The Shipowner shall at all times be incompliance with all applicable laws. Each Vessel (1) shall be designed to meet, and on the Delivery Date thereof and at all times thereafter shall be documented in a country which is party to the International Convention for Safety of Life at Sea, or other treaty, convention or international agreement governing vessel inspection to which the United States is a signatory and shall comply with all requirements of applicable laws, rules, and regulations of its country of documentation, all applicable treaties, conventions, international agreements to which that country is a signatory and the laws, rules and regulations of the ports it serves; and (2) shall have on board valid certificates showing compliance therewith. The foregoing shall not apply if: (A) the Vessel is in Government Use; (B) there has been an actual or constructive total loss or an agreed or compromised total loss of such Vessel; or (C) there has been any other loss with respect to such Vessel and the Shipowner shall not have had a reasonable time to repair the same.

         (g) Operation of the Vessels. Except when the Vessel has been in Government Use, the Shipowner shall not (1) cause or permit the Vessels to be operated in any manner contrary to applicable law, rule, or regulation of its country of documentation, all applicable treaties, conventions, or international agreements to which that country is a signatory and the laws, rules, and regulations of the ports it serves, (2) abandon such Vessels in any port unless there has been an actual or constructive total loss or an agreed or compromised total loss of any of the Vessels.

         (h) Condition and Maintenance of the Vessels. (1) Each Vessel shall be constructed, maintained and operated so as to meet, at all times, the highest classification, certification, rating and inspection standards for Vessels of the same age and type as may be imposed by the Classification Society. The foregoing shall not apply (i) if the Vessel has been under Government Use, (ii) in the event of an actual or constructive total loss or an agreed or compromised total loss of such Vessel; or (ii) there has been any other loss with respect to such Vessel and the Shipowner shall not have had a reasonable time to repair the same;


         (2) On the Delivery Date of each Vessel, the Shipowner shall furnish to the Secretary an Interim Class Certificate issued for each such Vessel by the Classification Society and promptly after the Delivery Date of each Vessel, furnish to the Secretary a Certificate of Class with respect to such Vessel issued by the Classification Society. Subsequently, the Shipowner shall annually
(A) furnish to the Secretary a Certificate of Confirmation of Class issued by the Classification Society showing that the above-mentioned classification and rating have been retained for each Vessel and (B) furnish to the Secretary copies of all Classification Society reports, including periodic and damage surveys for each Vessel; provided that, the foregoing shall not apply if the Vessel is in Government Use and the governmental body does not permit classification and rating of the Vessel.

         (3) Notwithstanding Section 2.02(h)(2), if the Vessel is a barge which is not classed, then the

Shipowner shall, at all times, at its own cost and expense maintain and preserve each Vessel, so far as may be practicable, in at least as good order and condition, ordinary wear and tear excepted, as at the Delivery Date of such Vessel, and shall perform or cause to be performed at least once every five years and at any other time reasonably required by the Secretary, a survey and inspection of the Vessels by an independent marine surveyor approved by the Secretary; and provided that, no such surveys will be required within the last three years prior to the final Stated Maturity of the Obligations. The Shipowner shall furnish two copies of the report of such independent marine surveyor to the Secretary within 15 days of such survey and inspection. The Shipowner shall deliver to the Secretary annually an Officer's Certificate stating the condition and maintenance of each Vessel; provided further, that none of this Section shall apply when the Vessel is in Government Use.

         (i) Material Changes in the Vessels. After the Delivery Date of any of Vessel, the Shipowner shall not make, or permit to be made, any material change in the structure, means of propulsion, type or speed of such Vessel or in its rig, unless it shall have received the Secretary's prior written consent thereto.

         (j) Documentation of the Vessels. Upon the Delivery Date and thereafter, each Vessel shall be and shall remain documented under the laws of the country specified in the Special Provisions.

         SECTION 2.03. Maintenance of Construction Contract. (a) The Construction Contract shall be maintained in full force and effect insofar as it relates to the due performance by the Shipowner and the Shipyard of all their respective obligations thereunder and the Shipowner shall not, without the Secretary's prior written consent, amend, modify, assign or terminate the Construction Contract or consent to any change in the Construction Contract which releases the Shipyard from its obligations to comply with the provisions of the Construction Contract or any applicable laws, treaties, conventions, rules and regulations; provided that, the Secretary's prior written consent shall not be necessary, but prompt written notice to the Secretary shall be given for (1) any mandatory or regulatory change to the Construction Contract as a result of any requirements of any governmental agency, or (2) any non-mandatory changes that the Shipyard and the Shipowner desire to make which do not, in the aggregate, exceed five (5%) percent of the total Construction Contract price of the Vessels, and which do not cause the total Construction Contract price to be increased by an individual change by more than one (1%) percent or the delivery and completion date of the Vessels to be extended by more than ten (10) days. Notwithstanding the foregoing, no change shall be made in the general dimensions and/or characteristics of the Vessels which changes the capacity of the Vessels to perform as originally intended by the Construction Contract without the Secretary's prior written consent. The Secretary will nonetheless retain its authority to review work done under a change order to ascertain whether the work should be included in Actual Cost and whether the price charged is fair and reasonable. No withdrawals may be made from the Escrow Fund for work that is determined no to be includable in Actual Cost.

         (b) Notwithstanding anything to the contrary contained in the Construction Contract or herein, no changes to the payment milestones and disbursement schedules shall be made without the

Secretary's prior written consent, except to the extent reasonably required to reflect the change orders under paragraph (a) of this section.

         SECTION 2.04. Delivery Requirements. At or prior to the Delivery Date, the Shipowner shall have:

         (a) documented the Vessel under the laws of the country specified in the Special Provisions.

         (b) executed and delivered to the Secretary the Mortgage (or, if appropriate, a mortgage supplement) in the form of Exhibit 3 hereof;

         (c) recorded the Mortgage (or, if appropriate, a mortgage supplement) in the appropriate foreign registry, specified in the Special Provisions and in the National Vessel Documentation Center of the United States Coast Guard;

         (d) delivered to the Secretary an Officer's Certificate (1) from the Shipowner and the Shipyard certifying that the Vessel is free of any claim, lien, charge, mortgage, or other encumbrance of any character except as permitted under Section 2.02(d); (2) certifying that there has not occurred and is not then continuing any event which constitutes (or after any period of time or any notice, or both, would constitute) a default under the Security Agreement; (3) that the marine insurance as required under Section 2.05 will be in full force and effect at the time of Vessel delivery; (4) certifying that the Vessel was constructed substantially in accordance with the plans and specifications of the Construction Contract; (5) certifying that there have been no unusual occurrences (or a full description of such occurrences, if any) which would adversely affect the condition of the delivered Vessel.

         (e) delivered to the Secretary (1) an opinion of counsel substantially in the form of Exhibit A to the form of Mortgage; and (2) a certificate of delivery and acceptance from the Shipowner and the Shipyard to the Secretary with respect to the delivered Vessel;

         SECTION 2.05. Insurance. (a) Prior to the Delivery Date of each Vessel, the Shipowner shall, without cost to the Secretary or, with respect to war risk builder's risk insurance mentioned below, without cost to the Shipyard, cause each Vessel to be insured as provided in the Construction Contract and as contemplated by the Consent of Shipyard; provided that, the insurance required by this section shall be approved by the Secretary.

         (b) Upon the Delivery Date of each Vessel and at all times thereafter, the Shipowner shall, without cost to the Secretary, keep such Vessel insured as indicated below and with such additional insurance as may be specified by the Secretary in an amount in U.S. dollars equal to 110% of the unpaid principal amount of the Proportionate Part of the Secretary's Note, or such greater sum, up to and including the full commercial value of such Vessel as may be required by the Secretary. The Shipowner shall provide 30 days prior written notice to the Secretary of all insurance renewals.

                  (1) Marine and war risk hull insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters' policies approved by the Secretary and/or policies issued by or for the Maritime Administration (or under such other forms of policies as the Secretary may approve in writing) insuring such Vessel against the usual risks covered by such forms (including, at the Shipowner's option, such amounts of increased value and other forms of "total loss only" insurance as are permitted by said hull insurance policies); and

                  (2) While any Vessel is laid up, at the Shipowner's option and in lieu of the above-mentioned marine and war risk hull insurance or marine and war risk hull and increased value insurance, port risk insurance under the latest (at the time of issue of the policies in question) forms of American Institute of Marine Underwriters' policies approved by the Secretary and/or policies issued by or for the Maritime Administration (or under such other forms of policies as the Secretary may approve in writing) insuring such Vessel against the usual risks covered by such forms.

                  (3) Notwithstanding the foregoing, the Shipowner, with the Secretary's prior written consent, shall have the right to self-insure up to the amount specified in the Special Provisions hereof for any loss resulting from any one accident or occurrence (other than an actual or constructive total loss of any Vessel).

         (c) All policies of insurance under this section shall provide, so long as this Security Agreement has not been discharged, that payment of all losses shall be made payable to the Secretary for distribution by him to himself, the Shipowner and (in the case of the insurance required by paragraph (a) of this section) the Shipyard, except that (i) under the policies required by paragraph
(b) of this section and (ii) as provided in paragraph (e) of this section, payment of all losses up to the amount specified in the Special Provisions hereof by all insurance underwriters with respect to any one accident, occurrence or event may be made directly to the Shipowner unless there is an existing Default, or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture, in which event payment of all losses shall be made payable to the Secretary as aforesaid.

         Any such insurance recoveries to which the Secretary shall be so entitled shall be applied as follows:

                  (1) In the event that insurance becomes payable under said policies on account of an accident, occurrence or event not resulting in an actual or constructive total loss or an agreed or compromised total loss of any Vessel, the Secretary shall (A) if there is no existing Default and if none of the events described in Section 2.07 has occurred, in accordance with a Shipowner's Request, pay, or consent that the underwriters pay, direct for repairs, liabilities, salvage claims or other charges and expenses (including sue and labor charges due or paid by the Shipowner) covered by the policies, or (to the extent that, as stated in an Officer's Certificate delivered to the Secretary, accompanied by written confirmation by the underwriter or a surveyor or adjuster, the damage shall have been repaired and the cost thereof paid of such liabilities, salvage claims, or other charges and expenses discharged or paid) reimburse, or consent that the underwriters reimburse, the Shipowner therefor and (after all known damage with respect to the particular loss shall have been repaired, except to the extent the Shipowner, with the Secretary's written consent, deems the said repair inadvisable, and all known costs, liabilities, salvage claims, charges and expenses, covered by the policies, with respect to such loss shall have been discharged or paid, as stated in an Officer's Certificate delivered to the Secretary, accompanied by written confirmation by the underwriters or a surveyor or adjuster) pay, or consent that the underwriters pay, any balance to the Shipowner; or (B) if there is an existing Default, in accordance with a Request of Shipowner, pay, or consent that the underwriters pay, direct for the Shipowner's proportion of such repairs, liabilities, salvage claims or other charges and expenses (including sue and labor charges due or paid by the Shipowner) covered by the policies and hold any balance until the same may be paid or applied under Sections 2.05(c)(1)(A), 2.05(c)(1)(C) or 2.05(c)(1)(D), whichever is applicable; or (C)
if the Guarantees shall have terminated pursuant to Section 3.02(c) or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture and none of the events described in Section
2.07 has occurred, apply the insurance as provided in Section 6.05; or (D) if the Guarantees shall have terminated pursuant to Section 3.02(b) or (d), pay the insurance to the Shipowner;

                  (2) In the event of an accident, occurrence or event resulting in an actual or constructive total loss of any Vessel prior to the Delivery Date of such Vessel, the Shipowner shall forthwith deposit with the Secretary any insurance moneys which the Shipowner receives on account thereof under policies of insurance required by paragraph (a) of this section, and any such insurance moneys shall be held by the Secretary for 10 days (or such lesser or further time as the Shipowner and the Secretary may agree upon). Upon the expiration of said period of time, (A) if there is no existing Default and if the Shipowner, the Shipyard and the Secretary shall have elected not to construct such Vessel under the Construction Contract, then said insurance moneys shall be applied, to the extent necessary and required pursuant to Section 2.07; or (B) if there is no existing Default and if the Shipowner, the Shipyard and the Secretary shall not have made the election contemplated by clause A of this subsection, then said insurance moneys (together with the Shipowner's funds to the extent, if any, required by the Secretary for deposit on account of interest under clause
(ii) below) shall be deposited in the Escrow Fund, in such amount and to the extent available, so that the moneys in the Escrow Fund after such deposit shall equal to (i) the principal amount of the Proportionate Part of the Outstanding Obligations relating to such Vessel at the time of such deposit and (ii) such interest on said deposit, if any, as may be required by the Secretary (said moneys to be subject to withdrawal in the same manner as moneys originally deposited in said Escrow Fund); and the balance, if any, of such insurance moneys held by the Secretary shall be paid to the Shipowner; and

                  (3) In the event of an accident, occurrence or event resulting in an actual or constructive total loss or an agreed or compromised total loss of any Vessel, whether prior to or after the Delivery Date of such Vessel, and the insurance moneys have not been applied as provided in paragraph (c)(2) of this section, the Shipowner shall forthwith deposit with the Secretary any insurance moneys which the Shipowner receives on account thereof under policies of insurance required by this Section, and any such insurance moneys received by the Secretary, whether from the Shipowner or otherwise, or held by the Secretary pursuant to paragraph (c)(2) of this section, shall

(A) if there is no existing Default, be applied, to the extent necessary, pursuant to Section 2.07; (B) if there is an existing Security Default, be held until the same may be applied under Sections 2.05(c)(3)(A), 2.05(c)(3)(C) or 2.05(c)(3)(D), whichever is applicable; (C) if the guarantees shall have terminated pursuant to Section 3.02(c) or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture, be applied as provided in Section 6.05; provided that, notwithstanding the foregoing Sections 2.05(c)(3)(A), 2.05(c)(3)(B), and 2.05(c)(3) (C), the
Shipowner shall not be required to so deposit with the Secretary insurance moneys in an amount which, together with funds otherwise available for the redemption of Obligations is in excess of that required for the redemption of the Proportionate Part of the Outstanding Obligations pursuant to Section 3.05 of the Indenture and for the payment to the Secretary of a Proportionate Part of all other sums that may be secured by this Security Agreement and the Mortgage; or (D) if the Guarantees shall have terminated pursuant to Section 3.02(b) or 3.02(d), be paid to the Shipowner.

         (d) In the event of an accident, occurrence or event resulting in a constructive total loss of any Vessel, the Secretary shall have the right (with the prior written consent of the Shipowner, unless there is an existing Default, and at any time prior to the Delivery Date of such Vessel also with the prior written consent of the Shipyard) to claim for a constructive total loss of such Vessel. If (1) such claim is accepted by all underwriters under all policies then in force as to such Vessel under which payment is due for total loss and
(2) payment in full is made in cash under such policies to the Secretary, then the Secretary shall have the right to abandon such Vessel to the underwriters of such policies, free from lien of this Security Agreement and the Mortgage.

         (e) Commencing on the Delivery Date of each Vessel, the Shipowner shall, without cost to the Secretary, keep each such Vessel insured against marine and war risk protection and indemnity risks and liabilities by policies of insurance approved by the Secretary as to form and amount; provided that, (1) the Shipowner shall, as soon as possible before such Delivery Date, present any such policy to the Secretary (who shall promptly approve or disapprove the same), (2) any approval of a policy under this subsection shall be effective until the end of the policy period or until 60 days after the Secretary shall notify the Shipowner of a desired change in the form and/or amount thereof, whichever shall first occur, and (3) war protection and indemnity insurance shall be required unless the Secretary gives written notice to the Shipowner stating that such insurance is not required.

         Such policies may provide that (1) if the Shipowner shall not have incurred the loss, damage, or expense in question, any loss under such insurance may be paid directly to the Person to whom any liability covered by such policies has been incurred (whether or not a Default then exists), and (2) if the Shipowner shall have incurred the loss, damage or expense in question, any such loss shall be paid to the Shipowner in reimbursement if there is no existing Default of which the underwriter has written notice from the Shipowner or the Secretary, or, if there is such an existing Default, to the Secretary to be held and applied as follows: (A) applied as provided in Section 6.05 in the event the Guarantees shall have terminated pursuant to Section 3.02(c) or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture, or (B) to the extent not theretofore applied pursuant to Section 6.05, paid forthwith to the Shipowner upon its Request in the event there is no existing Default of the Guarantees shall have terminated pursuant to Section 3.02(b) or (d) at the date of delivery of such Request; provided that, irrespective of the foregoing, with the Secretary's prior written consent, the Shipowner shall have the right to self-insure in an amount up to the limit specified in the Special Provisions hereof with respect to each accident, occurrence or event, except that, with respect to cargo or property carried, the Shipowner, with the Secretary's prior written consent, shall have the right to self-insure in an amount up to the limit specified in the Special Provisions hereof with respect to each cargo or property carried.

         (f) All insurance required under this Section shall be placed and kept with the United States Government or with American and/or British (and/or other foreign, if permitted by the Secretary in writing) insurance companies, underwriters' association or underwriting funds approved by the Secretary. All insurance required under this section shall be arranged through marine insurance brokers and/or underwriting agents as chosen by the Shipowner and approved by the Secretary.

         (g) The Secretary shall not have the right to enter into an agreement or compromise providing for an agreed or compromised total loss of any Vessel without prior written consent of (i) the Shipyard (prior to the Delivery Date of such Vessel) and (ii) (unless there is an existing Default) the Shipowner. If
(1) the Shipowner shall have given prior consent thereto or (2) there is an existing Default, the Secretary shall have the right in his discretion, and with the prior written consent of the Shipyard prior to the Delivery Date of such Vessel, to enter into an agreement or compromise providing for an agreed or compromised total loss of such Vessel; provided that, if the aggregate amount payable to the Shipowner and/or the Secretary under such agreement or compromise, together with funds held by the Secretary and available for the redemption of Obligations, is not sufficient to redeem or pay the Proportionate Part of the Outstanding Obligations pursuant to Section 2.07, the Secretary shall not enter into such agreement or compromise without the Shipowner's prior written consent.

         (h) During the continuance of (1) a taking or requisition of the use of any Vessel by any government or governmental body, or (2) a charter, with the Secretary's prior written consent, of the use of any Vessel by the United States Government or by any governmental body of the United States, or by any other government or governmental body, the provisions of this Section shall be deemed to have been complied with in all respects if such government or governmental body shall have agreed to reimburse, in a manner approved by the Secretary in writing, the Shipowner for loss or damage covered by the insurance required hereunder or resulting from the risks under paragraphs (a), (b) and (e) or if the Shipowner shall be entitled to just compensation therefor. In addition, the provisions of this Section shall be deemed to have been complied with in all respects during any period after (A) title to any Vessel shall have been taken or requisitioned by any government or governmental body or (B) there shall have been an actual or constructive total loss or an agreed or compromised total loss of any Vessel. In the event of any taking, requisition, charter or loss contemplated by this paragraph, the Shipowner shall promptly furnish to the Secretary an Officer's Certificate stating that such taking, requisition, charter or loss has occurred and, if there shall have been a taking, requisition or charter of the use of any Vessel, that the government or governmental body in question has agreed to reimburse the Shipowner, in a manner approved by the Secretary, for loss or damage resulting from the risks under paragraphs
(a), (b) and (e) of section or that the Shipowner is entitled to just compensation therefor.

         (i) All insurance required (A) under paragraph (a) of this section shall be taken out in the names of the Shipowner, the United States and the Shipyard as assureds, and (B) under paragraphs (b) and (e) of this section shall be taken out in the names of the Shipowner and the United States as assureds. All policies for such insurance so taken out shall, unless otherwise consented to by the Secretary, provide that (1) there shall be no recourse against the United States for the payment of premiums or commissions, (2) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the United States for the payment thereof, and (3) at least 10 days' prior written notice of any cancellation for the nonpayment of premiums, commissions, club calls, assessments or advances shall be given to the Secretary by the insurance underwriters.

         (j) The Shipowner shall not, without the Secretary's prior written consent, (1) do any act, nor voluntarily suffer or permit any act to be done, whereby any insurance required by this Section shall or may be suspended, impaired or defeated or (2) suffer or permit any Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance then in effect without first covering such Vessel with insurance satisfactory in all respects for such voyage or the carriage of such cargo; provided that, this paragraph shall be subject to the requirements of any military authority of the United States and shall not apply in the case of such Vessel if and so long as the title or use of such Vessel shall have been taken, requisitioned or chartered by any government or governmental body as contemplated by Section 2.07.

         (k) In the event that any claim or lien is asserted against any Vessel for loss, damage or expense which is covered by insurance hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of such Vessel or to release such Vessel from arrest on account of said claim or lien, the Secretary, on the Shipowner's Request, may, at the Secretary's sole option, assign to any Person executing a surety or guaranty bond or other agreement to save or release such Vessel from such arrest, all right, title and interest of the Secretary in and to said insurance covering such loss, damage or expense as collateral security to indemnify against liability under said bond or other agreement.

         (l) Except as the Secretary shall otherwise direct by notice in writing to the Shipowner, the Shipowner shall deliver to the Secretary the original policies evidencing insurance maintained under this Section; provided that, if any such original policy shall have been delivered previously to the Secretary or to a mortgagee by the Shipowner under another ship mortgage of the Shipowner, the Shipowner shall deliver a duplicate or pro forma copy of such policy to the Secretary. The Secretary or any agent thereof (who may also be an agent of the issuer) shall at all times hold the policies delivered as aforesaid; provided that, if one or more of said policies are held by an agent of the Secretary, the Shipowner shall, upon the Secretary's request, deliver a duplicate or pro forma copy thereof to the Secretary, and provided further, that if the Shipowner shall deliver to the Secretary a Request (1) stating that delivery of such policy to the insurer is necessary in connection with the collection, enforcement or settlement of any claim thereunder (including claims for return premiums and any other amounts payable by the insurer) and (2) setting forth the name and address of the Person to whom such policy is to be delivered or mailed for such purpose, and if the Secretary approves such Request, the Secretary shall, at the Shipowner's expense, deliver or mail (by registered or certified mail, postage prepaid) such policy in accordance with such Request, accompanied by a written direction to the recipient to redeliver such policy directly to the Secretary or an agent thereof when it has served the purpose for which so delivered. The Shipowner agrees that, in case it shall at any time so cause the delivery or mailing of any policy to any Person as aforesaid, the Shipowner will cause such policy to be promptly redelivered to the Secretary or an agent thereof as aforesaid. The Secretary shall have no duty to see to the redelivery of such policy, but shall have the duty to request the redelivery thereof at intervals of 60 days thereafter.

         (m) Nothing in this section shall limit the insurance coverage which the Secretary may require under any contract or agreement to which the Secretary and the Shipowner are parties.

         The requirements of this section are expressly subject to the Special Provisions of this Security Agreement.

         SECTION 2.06. Inspection of the Vessels; Examination of Shipowner's Records. The Shipowner will: (a) afford the Secretary, upon reasonable notice, access to the Vessels, their cargoes and papers for the purpose of inspecting the same; (b) maintain records of all amounts paid or obligated to be paid by or for the account of the Shipowner for each Vessel's Construction; and (c) at reasonable times permit the Secretary, upon request, to make reasonable, material and pertinent examination and audit of books, records and accounts maintained by the Shipowner, and to take information therefrom and make transcripts or copies thereof.

         SECTION 2.07. Requisition of Title, Termination of Construction Contract or Total Loss of a Vessel. In the event of requisition of title to or seizure or forfeiture of such Vessel, termination of the Construction Contract relating to such Vessel, or the occurrence of the circumstances referred to in
Section 2.05(c)(3), then all of the following shall apply:

         (a) The Shipowner shall promptly give written notice thereof to the Secretary.

         (b) The Shipowner shall promptly pay all amounts it receives by reason of such requisition, seizure, forfeiture, termination or total loss ("Loss Event") to the Secretary.

         (c) After the Secretary has received sufficient funds to retire a Proportionate Part of the Outstanding Obligations affected by the Loss Event:

                   (1) if there is no existing Default, (A) the Secretary and the Shipowner shall give notice to the Indenture Trustee of a redemption of Proportionate Part of the Outstanding Obligations pursuant to Section 3.05 of the Indenture, (B) such amount, if any, held by the Secretary, shall be paid by the Secretary to the Indenture Trustee not earlier than 10 days prior to, nor later than the opening of business on, the Redemption Date required by Section 3.05 of the Indenture, (C) the remainder shall next be applied by the Secretary for the payment of a Proportionate Part of all other sums that may be secured hereby, and (D) the balance shall be paid to the Shipowner including any interest earned on the proceeds which are in excess of the amount required to redeem the Obligations;

                  (2) if there is an existing Default and the Guarantees shall not have terminated pursuant to Section 3.02, such amounts shall be held until the same may be applied or paid under paragraphs (1), (3), or (4) of this subsection, whichever is applicable;

                  (3) if the Guarantees shall have terminated pursuant to
Section 3.02(c) or if the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations and made any payments in default under the terms of Section 6.09 of the Indenture, such amounts shall be applied as provided in Section 6.05; or

                  (4) if the Guarantees shall have terminated pursuant to
Section 3.02(b) or 3.02(d) such amounts shall be paid by the Secretary to the Shipowner.

Provided that, notwithstanding the foregoing, the Shipowner shall not be required to pay the Secretary any amount which the Secretary agrees is in excess of the amount needed for redemption of the Proportionate Part of the Outstanding Obligations affected by the Loss Event.

         SECTION 2.08. Notice of Mortgage. (a) A properly certified copy of the Mortgage shall be carried on board each self-propelled Vessel with that Vessel's documents and shall be exhibited on demand to any Person having business with such Vessel or to any Secretary's representative.

         (b) A notice printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, and framed, shall be placed and kept prominently exhibited in the chart room and in the master's cabin of a self-propelled Vessel.

         (c) The notice referred to in paragraph (b) of this section shall read as follows:

                            "NOTICE OF FLEET MORTGAGE

         This Vessel is owned by (Name of Shipowner) , a (Jurisdiction) ("Shipowner"), and is covered by a First Preferred Fleet Mortgage in favor of the United States of America, under authority of (Name of country and legal citation). Under the terms of said Mortgage neither the Shipowner, any charterer, the master or agent of this Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel any lien other than statutory liens incident to current operations that are subordinate to the Mortgage."

         SECTION 2.09. Compliance with Mortgage Laws. The Shipowner shall comply with and satisfy all of the provisions of the pertinent mortgage laws of the country in which the Vessel is documented and Chapter 313 in order to establish and thereafter maintain the Mortgage thereunder as a preferred mortgage upon each Vessel.

         SECTION 2.10. Performance of Shipowner's Agreements by the Secretary. If the Shipowner shall fail to perform any of its agreements hereunder or under the Mortgage, the Secretary may, in its discretion, at any time during the continuance of an event which by itself, with the passage of time, or the giving of notice, would constitute a Default, perform all acts and make all necessary expenditures to remedy such failure. Notwithstanding the foregoing, the Secretary shall not be obligated to (and shall not be liable for the failure to) perform such acts and make such expenditures. All funds advanced and expenses and damages incurred by the Secretary relating to such compliance shall constitute a debt due from the Shipowner to the Secretary and shall be secured hereunder and under the Mortgage prior to the Secretary's Note and shall be repaid by the Shipowner upon demand, together with interest at the rate that would have been paid by the Department of Treasury on the expended funds plus 1%.

         SECTION 2.11. Perfection of Security Interests; Further Assurances. The Shipowner shall (i) furnish evidence satisfactory to the Secretary that all financing statements under the UCC, and all filings or recordings required by the laws of the country where the Shipowner is located, shall have been filed against the Shipowner and the Shipbuilder in all offices in which it may be necessary, or advisable in the opinion of the Secretary, to perfect its security interest, and (ii) from time to time execute and deliver such further instruments and take such action as may reasonably be required more effectively to subject the Security to the lien of the Security Agreement and the Mortgage as contemplated thereby, including but not limited to legal opinions from an independent counsel for the Shipowner to the effect that all UCC Financing Statements, or other filings and recordings with respect to the country where the Shipowner is located, have been filed to perfect the Secretary's interests in the Security as valid and enforceable first priority perfected security agreements. With respect to Security that constitutes accounts or general intangibles for money due or to become due, the Shipowner shall perfect the Secretary's Security by giving written notice to the account debtor(s) of the Secretary's security interest in such accounts and general intangibles.

         SECTION 2.12. Modification of Formation Agreements. (a) If the Shipowner is organized as a general partnership, limited partnership, limited liability company or joint venture, then for so long as there is Outstanding any indebtedness to the United States of America pursuant to the Act, the partnership agreement, operating agreement, limited liability agreement, joint venture agreement (or any agreement constituting such an entity) shall not be amended, modified or voluntarily terminated without the Secretary's prior written consent.

         (b) In the event where any action by the Shipowner, any member of the Shipowner or the management of the Shipowner results or would result in dissolution of the Shipowner pursuant to its limited liability company agreement or governing law, each member of the Shipowner shall forthwith take all steps necessary to reform and reestablish the Shipowner.

         SECTION 2.13. Members of Limited Liability Companies. All existing and future members of a Shipowner which is a limited liability company (each being a "Member"), upon becoming a Member, shall forthwith enter into an agreement with the Secretary, in form and substance satisfactory to the Secretary, whereby each Member agrees: (1) that any amounts owed by the Shipowner to a Member with respect to its interest (as that or the equivalent term is used in the Shipowner's limited liability company agreement) (the "Distributions") shall be subordinated to the Shipowner's payment of the Secretary's Note and debts under the Security Agreement, provided that such Distributions may be paid to the extent the Shipowner is permitted to pay dividends under the Financial Agreement; (2) that in the event of default by the Shipowner under the Security Agreement, the Member shall be subordinated in its rights to receive any Distribution or to be paid any sums whatsoever by the Shipowner until the Secretary has made a full recovery of any and all amounts owed under the Secretary's Note and the Security Agreement.

         SECTION 2.14. Concerning the Performance and Payment Bonds. During the Construction, the Shipowner shall cause to be maintained Performance Bonds and Payment Bonds naming the Shipowner and the Secretary as co-obligees (the "Surety Bonds") in form and substance satisfactory to the Secretary, to be obtained by the Shipyard in the amount of the Construction Contract, issued by such surety company or companies as shall be satisfactory to the Secretary (the "Surety"). In the event that the price for the work to be performed under the Construction Contract is increased, then the Surety Bonds shall be increased simultaneously in a corresponding amount. The Shipowner hereby agrees that the Secretary shall be the sole loss payee under the Surety Bonds and the Surety shall pay such amounts directly to the Secretary for distribution to the co-obligees as their interests may appear. The Shipowner hereby agrees that its interest as a co-obligee under each of the Surety Bonds is and shall be, upon the occurrence of a Default under the Security Agreement, fully subject and subordinate to the rights and interests of the Secretary therein. In the event of a default under the Security Agreement, which default results in a payment under any of the Surety Bonds, then the Surety Bonds proceeds shall be distributed by the Secretary in accordance with the provisions of Section 6.05 hereof. The Shipowner hereby irrevocably appoints the Secretary, the true and lawful attorney of the Shipowner, in its name and stead, to execute all consents, approvals, settlements and agreements on behalf of the Shipowner with respect to any rights related to the Surety Bonds.

                                   ARTICLE III
                              THE SECRETARY'S NOTE

         SECTION 3.01. Secretary's Note. On this date, the Shipowner has duly executed and delivered and the Secretary has accepted the Secretary's Note payable in an amount equal to the principal amount of the Obligations.

         SECTION 3.02. Termination of the Guarantees. Except as provided in
Section 6.08 of the Indenture, the Guarantee with respect to a particular Obligation, shall terminate only when, one or more of the following events shall occur:

         (a) Such Obligation shall have been Retired or Paid;

         (b) The Obligees of all the Obligations then Outstanding shall have elected to terminate the Guarantees, and the Secretary has been so notified by the Indenture Trustee or all Obligees in writing; provided that, such termination shall not prejudice any rights accruing hereunder prior to such termination;

         (c) Such Guarantee shall have been paid in full in cash by the Secretary; or

         (d) The Indenture Trustee and each Obligee shall have failed to demand payment of such Guarantee as provided in the Indenture, Guarantee, or the Act.

         SECTION 3.03. Execution of Additional Secretary's Note. (a) In the event and when each new issue of Obligations is executed, authenticated and delivered on a date or dates subsequent to the date hereof, as contemplated by, and pursuant to the Indenture, the Shipowner shall, at the time of the issuance of such Obligations, execute and deliver to the Secretary an additional Secretary's Note or, at the Secretary's discretion, an endorsement to the Secretary's Note in an amount equal to the principal amount of, and at the interest rate borne by, such issue of Obligations, on the terms stated in the Secretary's Note.

         (b) Each Secretary's Note or endorsement executed and delivered in accordance with Section 3.03 shall together with the Secretary's Note be secured by this Security Agreement and the Mortgage.

                                   ARTICLE IV
                  CONSTRUCTION FUND; MONEYS DUE WITH RESPECT TO
                           CONSTRUCTION OF THE VESSELS

         SECTION 4.01. Construction Fund. (a) The Shipowner has deposited with the Depository the amount, if any, indicated in the Depository Agreement from the proceeds of the Obligation to be held by the Depository in a Securities Account in accordance with the terms of the Depository Agreement. This Securities Account together with any future deposits and the proceeds from the investment of the amounts on deposit shall be called the "Construction Fund."

         (b) The Shipowner may withdraw money from the Construction Fund under the same procedures and conditions as the Shipowner may withdraw money from the Escrow Fund under Section 5.03, except that the Shipowner's Request for withdrawal will not be subject to Section 5.03(a)(2)(A) or 5.03(h). The administration of the Construction Fund shall also be subject to the terms and conditions of Sections 5.04 and 5.05.

         SECTION 4.02. Moneys Due with Respect to Construction of the Vessels.
(a) In the event
that the Shipowner shall receive any moneys from any Person in connection with the Construction of any Vessel, the Shipowner shall give written notice thereof to the Secretary and shall promptly pay the same over to the Depository to be held in the Title XI Reserve Fund.

         (b) Upon and after a final determination of Actual Cost in accordance with Section 5.01, in the absence of a Default, any moneys held by the Depository which are not to be applied for the redemption of Obligations under
Section 3.04 of the Indenture shall be paid to the Shipowner.

         (c) In the event there is an existing Default, the money shall be held by the Depository in accordance with the provisions of the Depository Agreement.

         (d) In the event the Secretary assumes the Shipowner's rights and duties under Section 6.09 of the Indenture or pays the Guarantees, the Depository shall promptly pay all moneys including all Moneys Due with Respect to Construction of the Vessels to the Secretary, who will apply it in accordance with Section 6.05.

                                    ARTICLE V
                          ACTUAL COST; THE ESCROW FUND

         SECTION 5.01. Actual Cost Determinations. (a) The Actual Cost of each Vessel (and the aggregate Actual Cost of all of the Vessels), determined as of the date of this Security Agreement, is as set forth in Table A hereof.

         (b) The Secretary agrees to: (1) make a final determination of the Actual Cost of each Vessel, limited to amounts paid by or for the account of the Shipowner on account of the items set forth in Table A hereof and, to the extent approved by the Secretary, any other items or any increase in the amounts of such items, such determination to be made as of the time of payment by or for the account of the Shipowner of the full amount of said Actual Cost of such Vessel, excluding any amounts which are not to become due and payable, and (2) promptly give written notice to the Shipowner, of the results of said final determination; provided that, the Shipowner shall have requested such determination not less than 60 days in advance and shall have furnished to the Secretary not less than 30 days in advance of such determination along with a Shipowner's Officer's Certificate and a statement by an independent certified (or, with the Secretary's prior written consent, an independent) public accountant or firm of accountants of the total amounts paid or obligated to be paid by or for the account of the Shipowner for the Construction of such Vessel, together with a breakdown of such totals according to the items for which paid or obligated to be paid.

         SECTION 5.02. Escrow Fund Deposits. At the time of the sale of the Obligations, the Shipowner shall deposit with the Secretary in the Escrow Fund all of the proceeds of that sale unless the Shipowner is entitled to withdraw funds under Section 5.03. If the Obligations are issued before the delivery of all of the Vessels, then the Shipowner shall also deposit into the Escrow Fund on the Closing Date an amount equal to six months interest at the rate borne by the Obligations.

         SECTION 5.03. Escrow Fund Withdrawals. (a) The Secretary shall within a reasonable time after written Request from the Shipowner, disburse from the Escrow Fund directly to the Indenture Trustee, any Paying Agent for such Obligations, the Shipyard, or any other Person entitled thereto, any amount which the Shipowner is obligated to pay or to the Shipowner for any amounts it has paid on account of the items and amounts or any other items set forth in Table A annexed hereto or subsequently approved by the Secretary), provided that, the Secretary is satisfied with the accuracy and completeness of the information contained in the following submissions:

                  (1) A Responsible Officer of the Shipowner shall deliver an Officer's Certificate, in form and substance satisfactory to the Secretary, stating that (A) there is neither a Default under the Construction Contract nor the Security Agreement; (B) there have been no occurrences which have or would adversely and materially affect the condition of the Vessel, its hull or any of its component parts; (C) the amounts of the Request is in accordance with the Construction Contract including the approved disbursement schedule and each item in these amounts is properly included in the Secretary's approved estimate of Actual Cost; (D) with respect to the Request, once the Contractor is paid there will be no liens or encumbrances on the applicable Vessel, its hull or component parts for which the withdrawal is being requested except for those already approved by the Secretary; and (E) if the Vessel has already been Delivered, it is in class and is being maintained in the highest and best condition. The Shipowner shall also attach an Officer's Certificate of the Shipyard, in form and substance satisfactory to the Secretary, stating that there are no liens or encumbrances as provided in clause (D) of this subsection and attaching the invoices and receipts supporting each proposed withdrawal to the satisfaction of the Secretary.

                  (2) No payment or reimbursement under this section shall be made (A) to any Person until the Construction Fund, if any, has been exhausted,
(B) to any Person until the total amount paid by or for the account of the Shipowner from sources other than the proceeds of such Obligations equals at least 12-l/2% of the Actual Cost of the related Vessel is made; (C) to the Shipowner which would have the effect of reducing the total amounts paid by the Shipowner pursuant to clause (B) of this subsection; or (D) to any Person on account of items, amounts or increases representing changes and extras or owner furnished equipment, if any, set forth in Table A annexed hereto, unless such items, amounts and increases shall have been previously approved by the Secretary; provided, however, that when the amount guaranteed by the Secretary equals 75% or less of the Actual Cost, then after the initial 12 1/2% of Actual Cost has been paid by or on behalf of the Shipowner for such Vessel and up to 37 1/2% of Actual Cost has been withdrawn from the Escrow Fund for such Vessel, the Shipowner shall pay the remaining Shipowner's equity of at least 12 1/2% (as determined by the Secretary) before additional monies can be withdrawn from the Escrow Fund relating to such Vessel.

         (b) The excess, as determined by the Secretary, of any amount on deposit in the Escrow Fund which represents interest on the principal amount deposited, over and above the amount of interest due on the next Interest Payment Date on the principal amount, as determined by the Secretary, remaining on deposit on such Interest Payment Date, may, unless there is an existing Default, be disbursed by the Secretary upon the Shipowner's Request made not more than 10 Business Days prior to such Interest Payment Date or made within at least 60 days after such Interest Payment Date.

         (c) The Secretary shall not be required to make any disbursement pursuant to this section except out of the cash available in the Escrow Fund. If sufficient cash is not available to make the requested disbursement, additional cash shall be provided by the maturity or sale of securities in accordance with instructions pursuant to Section 5.04. If any sale or payment on maturity shall result in a loss in the principal amount of the Escrow Fund invested in securities so sold or matured, the requested disbursement from the Escrow Fund shall be reduced by an amount equal to such loss, and the Shipowner shall, no later than the time for such disbursement, pay to the Indenture Trustee, any Paying Agent, the Shipyard, or any other Person entitled thereto, the balance of the requested disbursement from the Shipowner's funds other than the proceeds of such Obligations.

         (d) If the Secretary assumes the Company's rights and duties under the Indenture and the Obligations, and makes any payments in default under the Indenture, or the Secretary pays the Guarantees, all amounts in the Escrow Fund (including realized income which has not yet been paid to the Company), shall be paid to the Secretary and be credited against any amounts due or to become due to the Secretary under the Security Agreement and the Secretary's Note. To the extent payment of the Escrow Fund to the Secretary is not required, said amounts or any balance thereof, shall be paid to the Company.

If the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture, or the Guarantees shall become payable by the Secretary as to the Obligations, all amounts in the Escrow Fund at the time such Guarantees become payable (including realized income which has not yet been paid to the Shipowner), shall be paid to the Secretary and be credited against any amounts due or to become due to the Secretary from the Shipowner with respect to all Obligations guaranteed by the Secretary to which this Security Agreement relates. To the extent payment of the Escrow Fund to the Secretary is not required, said amounts or any balance thereof, shall be paid to the Shipowner.

         (e) At any time the Secretary shall have determined that there has been, for any reason, a disbursement from the Escrow Fund contrary to this section, the Secretary shall give written notice to the Shipowner of the amount improperly disbursed, the amount to be deposited or redeposited into the Escrow Fund on account thereof, and the reasons for such determination. The Shipowner shall thereafter promptly deposit or redeposit, as appropriate, such amount (with interest, if any) required by the Secretary into the Escrow Fund.

         (f) Notwithstanding any other provision of this section, the Shipowner shall not seek or receive reimbursement for any amount paid to the Shipyard or any Person by the Secretary.

         (g) In the event that one of the events described in Section 2.07 has occurred with respect to one or more of the Vessels or the Secretary shall have paid the Guarantees or shall have assumed the Shipowner's rights and duties under Section 6.09 of the Indenture, the Secretary may direct that moneys remaining on deposit in the Escrow Fund may be withdrawn in whole or in part for one of the following purposes: (1) application as provided in Section 3.05 of the Indenture (but in no event shall any such disbursement for such purpose be in an amount greater than the related Proportionate

Part of the Outstanding Obligations); (2) payment to the Shipowner, or its order, in the event all Outstanding Obligations are Retired or Paid, other than by payment of the Guarantees; or (3) application as provided in Section 6.05, if the Secretary shall have paid the Guarantees or shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations.

         (h) Any amounts remaining in the Escrow Fund on the Termination Date of the Escrow Fund which are in excess of 87 1/2% or 75% of Actual Cost, as the case may be, shall be applied pursuant to Section 3.04 of the Indenture to retire a Proportionate Part of the Outstanding Obligations.

         SECTION 5.04. Investment and Liquidation of the Escrow Fund. The Secretary may invest the Escrow Fund in obligations of the United States with such maturities that the Escrow Fund will be available as required for the purposes hereof. The Secretary shall deposit the Escrow Fund into an account with the Treasury Department and, upon agreement with the Shipowner, shall deliver to the Treasury Department instructions for the investment, reinvestment and liquidation of the Escrow Fund. The Secretary shall have no liability to the Shipowner for acting in accordance with such instructions.

         SECTION 5.05. Income on the Escrow Fund. Except as provided in Section 5.03, any income realized on the Escrow Fund shall, unless there is an existing Default, be paid to the Shipowner upon receipt by the Secretary of such income. For the purpose of this section, the term "income realized on the Escrow Fund," shall mean with respect to the Escrow Fund (1) the excess of the cash received from the sale of securities over their cost (less any losses from sale not already paid pursuant to Section 5.03(c)) and (2) cash received from the payment of principal and interest on securities.

         SECTION 5.06. Termination Date of the Escrow Fund. The Escrow Fund will terminate 90 days after the Delivery Date of the last Vessel covered by this Security Agreement (herein called the "Termination Date of the Escrow Fund"). In the event that on such date the payment by or for the account of the Shipowner of the full amount of the aggregate Actual Cost of all of the Vessels set forth in Table A hereof has not been made or the amounts with respect to such Actual Cost are not then due and payable, then the Shipowner and the Secretary by written agreement shall extend the Termination Date of the Escrow Fund for such period as shall be determined by the Shipowner and the Secretary as sufficient to allow for such contingencies. If the Secretary shall have earlier made a final determination of the aggregate Actual Cost of all of the Vessels in accordance with Section 5.01, the Termination Date of the Escrow Fund shall be deemed to be the date of such final determination; provided that, if as a result of such final determination, a redemption of Obligations is required pursuant to
Section 3.04 of the Indenture, the Termination Date shall be the date specified as the Redemption Date in the notice of redemption given pursuant to Section
3.08 of the Indenture.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

         SECTION 6.01. What Constitutes "Defaults;" Continuance of Defaults. Each of the following events shall constitute a "Default" within the meaning of
Section 6.01:

         (a) A default in the payment of the whole or any part of the interest on any of the Outstanding Obligations when the same shall become due and payable; or default in the payment of the whole or any part of the principal of any of the Outstanding Obligations when the same shall become due and payable, whether by reason of Maturity, redemption, acceleration, or otherwise, or any default referred to in Section 6.08 of the Indenture; and continuation of such default for a period of 30 days shall constitute and is herein called a "Payment Default." Any corresponding default with respect to the interest on, or the principal of, the Secretary's Note is also deemed to be a Payment Default;

         (b) The following shall constitute and each is herein called a "Security Default:"

                  (1) Default by the Shipowner in the due and punctual observance and performance of any provision in Sections 2.02(b) and (j), 2.03, 2.04, 2.09, 2.11, 2.12, 2.14, 8.01 and 8.02;

                  (2) Default by the Shipowner continued after written notice specifying such failure by certified or registered mail to the Shipowner from the Secretary in the due and punctual observance and performance of any provision in Sections 2.02(a), (d), (f), (g) and (h), 2.05 (except (g) and (k) thereof), 2.07 and 2.13.

                  (3) Default by the Shipowner continued for 30 days after written notice by certified or registered mail to the Shipowner from the Secretary in the due and punctual observance of any other agreement in this Security Agreement or in the Mortgage;

                  (4) The Shipowner shall become insolvent or bankrupt or shall cease paying or providing for the payment of its debts generally, or the Shipowner shall be dissolved or shall, by a court of competent jurisdiction, be adjudged a bankrupt, or shall make a general assignment for the benefit of its creditors, or shall lose its charter by forfeiture or otherwise; or a petition for reorganization of the Shipowner under the applicable bankruptcy laws shall be filed by the Shipowner, or such petition be filed by creditors and the same shall be approved by such a court of competent jurisdiction; or a reorganization of the Shipowner under said bankruptcy laws shall be approved by a court, whether proposed by a creditor, a stockholder or any other Person whomsoever; or a receiver or receivers of any kind whatsoever, whether appointed in admiralty, bankruptcy, common law or equity proceedings, shall be appointed, by a decree of a court of competent jurisdiction, or any other governmental body with respect to any Vessel, or all or substantially all of the Shipowner's property, and such decree shall have continued unstayed, on appeal or otherwise, and in effect for a period of 60 days;

                  (5) Any default in the due and punctual observance and performance of any provision in the Financial Agreement or the Construction Contract;

                  (6) Any representation or warranty made relating to the execution and delivery of this Security Agreement, the Mortgage, the Guarantee Commitment or the Financial Agreement, or in any certificate required to be furnished pursuant thereto, shall prove to be incorrect in any material respect;

                  (7) Any event constituting a Default under any security agreement or preferred mortgage under Chapter 313, relating to any other vessel or vessels owned by the Shipowner and financed under the Act;

                  (8) Any additional Security Default prescribed in the Special Provisions hereof; and

                  (9) Any event constituting a default under any bareboat or time charter or contract of affreightment of the Vessel.

         At any time following the occurrence of a Security Default, the Secretary may give the Indenture Trustee a Secretary's Notice with respect to such Security Default, after which the Indenture Trustee and the Obligees shall have the right to make demand for payment of the Guarantees in accordance with the Indenture and the Authorization Agreement, unless the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under Section 6.09 of the Indenture.

         SECTION 6.02. Acceleration of Maturity of the Secretary's Note. The Secretary may, by giving written notice to the Shipowner, declare the principal of the Secretary's Note and interest accrued thereon to be immediately due and payable, at any time after (a) the Secretary shall have been obligated to pay the Guarantees pursuant to the terms of the Indenture and the Authorization Agreement, or (b) the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture. Thereupon, the principal of and interest on the Secretary's Note shall become immediately due and payable, together with interest at the same rates specified in the Secretary's Note.

         SECTION 6.03. Waivers of Default. (a) If the Secretary shall not have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture, and if the Secretary determines that an event which, with the passage of time, would become a Payment Default, has been remedied within 30 days after the occurrence of such event, upon a Request by the Shipowner, the Secretary shall waive the consequences of such event.

         (b) If the Secretary shall not have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture, and if the Secretary shall have determined prior to payment of the Guarantees that a Payment Default has been remedied after the expiration of the aforesaid 30-day period, but prior to the date of demand by the Indenture Trustee or an Obligee for payment under the Guarantees, upon a Request by the Shipowner, the Secretary shall waive such Default.

         (c) If the Secretary shall have determined prior to the expiration of the period required for payment of the Guarantees that a Payment Default had not occurred or has been subsequently remedied by the Shipowner (and if the Secretary shall not have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture and prior to any payment of Guarantees), the Secretary shall notify the Indenture Trustee and the Shipowner of such determination, and, the Secretary shall waive such Default.

         (d) The Secretary, in its sole discretion, may waive any Security Default or any event which by itself, or with the passage of time or the giving of notice, or both, would give rise to a Security Default; provided that, such Default is waived prior to the Secretary giving to the Indenture Trustee the Secretary's Notice.

         (e) The Secretary shall notify the Shipowner and the Indenture Trustee in writing of any determinations made under paragraphs (a), (b) and (c) of this section, and the Secretary shall waive the consequences of any such Default, and annul any declaration under Section 6.02, and the consequences thereof.

         (f) No waiver under this Section shall extend to or affect any subsequent or other Default, nor impair any rights or remedies consequent thereon.

         (g) No waiver under this Section shall be deemed to have occurred because the Secretary shall have assumed the Shipowner's rights and duties under the Indenture and the Obligations, and made any payments in default under the terms of Section 6.09 of the Indenture.

         SECTION 6.04. Remedies After Default. (a) In the event of a Default, and before and after the payment of the Guarantees or the assumption by the Secretary of the Shipowner's rights and duties under the Indenture and the Obligations, and the making of any payments in default under the terms of
Section 6.09 of the Indenture, the Secretary shall have the right to take the Vessels without legal process wherever the same may be (and the Shipowner or other Person in possession shall forthwith surrender possession of the Vessels to the Secretary upon demand) and hold, lay up, lease, charter, operate, or otherwise use the Vessels for such time and upon such terms as the Secretary may reasonably deem to be in the Secretary's best interest, accounting only for the net profits, if any, arising from the use of the Vessels, and charging against all receipts from the use of the Vessels, all reasonable charges and expenses relating to such Vessel's use.

         (b) Upon either (i) payment of the Guarantees or (ii) the Secretary's assumption of the Shipowner's rights and duties under the Indenture and the Obligations, and the making of any payments in default under Section 6.09 of the Indenture, the Secretary shall have the right to:

                  (1) Exercise all the rights and remedies in foreclosure and otherwise given to mortgagees the laws of the United States, the country of documentation of the Vessel, or such other country in which the Vessel may be located at the time of the foreclosure;

                  (2) Bring suit at law, in equity or in admiralty to recover judgment for any and all amounts due under the Secretary's Note, this Security Agreement and the Mortgage, collect the same out of any and all of Shipowner's property, whether or not the same is subject to the lien of the Mortgage, and in connection therewith, obtain a decree ordering the sale of any Vessel in accordance with paragraph (b)(4) of this section;

                  (3) Have a receiver of the Vessels appointed as a matter of right in any suit under this Section (and any such receiver may have the rights of the Secretary under paragraph (b)(4) of this section;

                  (4) Sell any Vessel, free from any claim of the Shipowner, by a public extrajudicial sale, held at such time and place and in such manner as the Secretary may reasonably deem advisable, after twice publishing notice of the time and place of such sale prior to the proposed sale in the Authorized Newspapers to the Shipowner. Such publication and mailing is to be made at least 10 Business Days prior to the date fixed for such sale; provided that, such sale may be adjourned from time to time without further publication or notice (other than announcement at the time and place appointed for such sale or adjourned sale). It shall not be necessary to bring any such Vessel to the place appointed for such sale or adjourned sale;

                  (5) Accept a conveyance of title to, and to take without legal process (and the Shipowner or other Person in possession shall forthwith surrender possession to the Secretary), the whole or any part of any Vessel and the Security wherever the same may be, and to take possession of and to hold the same;

                  (6) In the Secretary's discretion, take any and all action authorized by Sections 1105(c), 1105(e) and 1108(b) of the Act and any and all action provided for, or authorized, or permitted by, or with respect to the Increased Security;

                  (7) Receive, in the event of an actual or constructive total loss, or an agreed or compromised total loss, or a requisition of title to or use of any Vessel, all insurance or other payments therefor to which the Shipowner would otherwise be entitled, such insurance moneys to be applied by the Secretary in accordance with Section 6.05; and

                  (8) Pursue to final collection of all the claims arising under this Security Agreement, and to collect such claims from, the Increased Security.

         (c) The Shipowner hereby irrevocably appoints the Secretary the true and lawful attorney of the Shipowner, in its name and stead, to make all necessary transfers of the whole or any part of the Increased Security in connection with a sale, use or other disposition pursuant to Section 6.04(a) or 6.04(b), and for that purpose to execute all necessary instruments of assignment and transfer. Nevertheless, the Shipowner shall, if so requested by the Secretary in writing, ratify and confirm such sale by executing and delivering to any purchaser of the whole or any part of the Increased Security, such proper bill of sale, conveyance, instrument of transfer, or release as may be designated in such request.

         (d) No remedy shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy.

         (e) No delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Default.

         (f) The exercise of any right or remedy shall not constitute an election of remedies by the Secretary.

         (g) If the Secretary discontinues any proceeding, the rights and remedies of the Secretary and of the Shipowner shall be as though no such proceeding had been taken.

         SECTION 6.05. Application of Proceeds. (a) The proceeds (from sale or otherwise) of the whole or any part of the Increased Security and use thereof by the Secretary under any of the foregoing powers, (b) the proceeds of any judgment collected by the Secretary for any default hereunder, (c) the proceeds of any insurance and of any claim for damages to the whole or any part of the Increased Security received by the Secretary while exercising any such power, and (d) all other amounts received by the Secretary, including amounts which are required by Sections 2.05 and 2.07 shall be applied by the Secretary as follows:

                  (1) to the payment of all advances and all reasonable charges and expenses of the Secretary pursuant to this Security Agreement;

                  (2) to the payment of the whole amount of the interest then due and unpaid upon the Secretary's Note;

                  (3) to the payment of the whole amount of the principal then due and unpaid upon the Secretary's Note;

                  (4) to the Secretary for application to any other debt of the Shipowner due to the Secretary under any other financing insured or guaranteed by the Secretary under to the Act;

                  (5) to the Indenture Trustee for its reasonable fees and expenses; and

                  (6) any balance thereof remaining shall be paid to the Shipowner.

         SECTION 6.06. General Powers of the Secretary. (a) In the event any Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other authority, and shall not be released from arrest or detention within 15 days from the date of arrest or detention, the Shipowner hereby authorizes the Secretary, in the name of the Shipowner, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Shipowner might have, possess and exercise in any such event. This authorization is irrevocable.

         (b) The Shipowner irrevocably authorizes the Secretary or its appointee (with full power of substitution) to appear in the name of the Shipowner in any court of any country or nation of the world where a suit is pending against the whole or any part of the Increased Security because of or on account of any alleged lien or claim against the whole or any part of the Increased Security, from which the whole or said part of the Increased Security has not been released.

         (c) The following shall constitute a debt due from the Shipowner to the Secretary, and shall be repaid by the Shipowner upon demand: all reasonable expenses incurred pursuant to paragraphs (a) or (b) of this Section and all reasonable expenses incurred incident to the exercise by the Secretary of any remedies pursuant to Section 6.04(b) or the assumption by the Secretary of the rights and duties of the Shipowner under the Indenture and the Obligations, and the making of any payments in default under the terms of Section 6.09 of the Indenture (including, but not limited to, fees paid to the Indenture Trustee for expenses incident to said assumption of the Indenture by the Secretary), together with interest at the rate that would have been paid by the Department of Treasury on the expended fund plus 1%. The Secretary shall not be obligated to (nor be liable for his failure to) take any action provided for in paragraphs
(a) and (b) of this section.

                                   ARTICLE VII
                          AMENDMENTS AND SUPPLEMENTS TO
                 THE SECURITY AGREEMENT, MORTGAGE AND INDENTURE

         SECTION 7.01. Amendments and Supplements to the Security Agreement and the Mortgage. This Security Agreement and the Mortgage may not be amended or supplemented orally, but may be amended or supplemented from time to time only by an instrument in writing executed by the Shipowner and the Secretary.

         SECTION 7.02. Amendments and Supplements to the Indenture. Notwithstanding any provisions in the Indenture, the Shipowner agrees that no amendments or supplements will be made to the Indenture without the Secretary's prior written consent, and any purported action contrary to this Section shall be null and void ab initio and of no force and effect.

                                  ARTICLE VIII
                          CONSOLIDATION, MERGER OR SALE

         SECTION 8.01. Consolidation, Merger or Sale. (a) Nothing in this Security Agreement or the Mortgage shall prevent any lawful consolidation or merger of the Shipowner with or into any other Person, or any sale of a Vessel or Vessels to any other Person lawfully entitled to acquire and operate such Vessel or Vessels, or any sale by the Shipowner of all or substantially all of its assets to any other Person; provided that, the Secretary shall have given its prior written consent to such succession, merger, consolidation or sale.

         (b) Any Successor shall (by indenture supplemental to the Indenture, and by instrument amending or supplementing this Security Agreement, and the Mortgage, as may be necessary), expressly assume the payment of the principal of (and premium, if any) and interest on the Outstanding Obligations in accordance with the terms of the Obligations, shall execute and deliver to the Secretary, an endorsement to the Secretary's Note in form satisfactory to the Secretary, shall expressly assume the payment of the principal of and interest on the Secretary's Note, and shall expressly assume the performance of the agreements of the Shipowner in the Indenture, this Security Agreement, the Mortgage and any related document.

         (c) Upon the assumption of the documents listed in paragraph (b) of this section, the Secretary shall consent to the surrender of each Vessel's documents pursuant to the laws of the Vessel's place of documentation provided that, concurrently with such surrender, such Vessel shall be redocumented under the laws of the Vessel's place of documentation.

         (d) In the event of any sale of less than all the Vessels, the Secretary shall determine if there will remain adequate security for the Guarantees after discharge of any such Vessel or Vessels from the Security Agreement and Mortgage, and (1) the Shipowner shall redeem, together with any premium and/or accrued interest thereof, the Proportionate Part of the Outstanding Obligations relating to such Vessel or Vessels in accordance with the provisions of Article Third of the Indenture, or (2) the Person to which such sale shall have been made (the "Transferee"), shall assume the documents listed in paragraph (b) of this section. Upon any such assumption, the Transferee shall succeed to and be substituted for the Shipowner with the same force and effect as if it had been named in the Indenture, the Obligations, this Security Agreement and the Mortgage (and such other documents) to the extent the same relate to such Proportionate Part of the Outstanding Obligations and to such Vessel or Vessels.

         SECTION 8.02. Transfer of a General Partner's or a Joint Venturer's Interest. If the Shipowner is organized as a partnership or a joint venture, a general partner or a joint venturer may lawfully transfer its respective interests under the terms of the partnership or joint venture agreement to any Person and may be released from all of their obligations thereunder and under this Security Agreement or the Mortgage; provided that, (i) the Secretary shall have given its prior written consent to the proposed transaction and (ii) the transferee shall assume in full all of the existing obligations which the transferring general partner or joint venturer has under the applicable partnership or joint venture agreement, this Security Agreement, the Mortgage and any related document.

                                   ARTICLE IX
                                     NOTICES

         SECTION 9.01. Notices and Communications. Except as otherwise provided in this Security Agreement or by the Act, all notices, requests, demands, directions, consents, waivers, approvals or other communications shall be in writing in the English language (or accompanied by an accurate English translation upon which the Secretary shall have the right to rely for all purposes under this Agreement and shall be made or delivered in person or by registered or certified mail, postage prepaid, addressed to the party at the address of such party specified in the Special Provisions hereof, or at such other address as such party shall advise each other party by written notice, and shall be effective upon receipt by the addressee thereof.

         SECTION 9.02. Waivers of Notice. In any case where notice by publication, mail or otherwise is provided for by this Security Agreement, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be deemed the equivalent of such notice.

         SECTION 9.03. Shipowner's Name or Address Change. The Shipowner shall not change its name or its address without first providing written notice to the Secretary of the new name and/or the change in address.

                                    ARTICLE X
                DISCHARGE OF SECURITY AGREEMENT AND THE MORTGAGE

         SECTION 10.01. Discharge of Security Agreement and the Mortgage. (a) If the Obligations and the related Secretary's Note shall have been satisfied and discharged, and if the Shipowner shall pay or cause to be paid all other sums that may have become secured under this Security Agreement and the Mortgage, then this Security Agreement, the Mortgage and the liens, estate and rights and interests hereby and thereby granted, shall cease, determine, and become null and void, and the Secretary, on the Shipowner's Request and at the Shipowner's cost and expense, shall forthwith cause satisfaction and discharge and duly acknowledge such satisfaction and discharge of this Security Agreement and the Mortgage to be entered upon its and other appropriate records, and shall execute and deliver to the Shipowner such instruments as may be necessary, and forthwith the estate, right, title and interest of the Secretary in and to the Security, the Increased Security, and any other securities, cash, and any other property held by it under this Security Agreement and the Mortgage, shall thereupon cease, determine and become null and void, and the Secretary shall transfer, deliver and pay the same to the Shipowner.

         (b) If all of the Guarantees on the Outstanding Obligations shall have been terminated pursuant to Sections 3.02(b) or 3.02(d), the Secretary shall assign to the Shipowner this Security Agreement, the Mortgage and the liens, estate, rights and interests hereby and thereby granted.

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.01. Successors and Assigns. All the covenants, promises, stipulations and agreements of the Secretary and Shipowner in this Security Agreement shall bind the Secretary and Shipowner and its respective successors and assigns. This Security Agreement is for the sole benefit of the Shipowner, the Secretary, and their respective successors and assigns, and no other Person shall have any right hereunder.

         SECTION 11.02. Execution in Counterparts. This Security Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

         SECTION 11.03. Shipowner's Rights in Absence of Default. Except during the existence of a Default), the Shipowner (1) shall be permitted to retain actual possession and use of the Vessel, and (2) shall have the right, from time to time, in its discretion and without the consent of or release by the Secretary, to dispose of, free from the lien hereof and of the Mortgage, any and all engines, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, furniture, capstans, outfit, tools, pumps, pumping and other equipment, and all other appurtenances to the Vessels, and also any and all additions, improvements and replacements in or to the Vessels or said appurtenances, after first or simultaneously replacing the same with items of at least substantially equal value.

         SECTION 11.04. Surrender of Vessels' Documents. The Secretary shall consent to the surrender of each Vessel's documents in connection with any redocumentation of such Vessel required on account of alterations to such Vessel which are not prohibited by this Security Agreement and by the Mortgage.

         SECTION 11.05. Table of Contents, Titles and Headings. The table of contents, and titles of the Articles and the headings of the Sections are not a part of this Security Agreement and shall not be deemed to affect the meaning or construction of any of its provisions.

         SECTION 11.06. Payments in U.S. Currency. This is an international loan transaction in which the specification of United States currency is of the essence, and such currency shall be the currency of account in all events. The respective payment obligations of the Shipowner and the Secretary hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to such currency under normal banking procedures does not yield after deduction of any and all fees, taxes or any other charges imposed on the payment of such amount of United States dollars then due. In the event that any payment by the Shipowner or the Secretary, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of such amount of United States currency at the place such amount is due, each shall be entitled to demand immediate payment of, and shall have a separate cause of action against the other for, the additional amount necessary to yield the amount then due. In the event either the Shipowner or the Secretary, upon the conversion of such judgment into currency, shall receive (as a result of currency exchange rate fluctuations) an amount greater than that to which it was entitled, the defaulting party shall be entitled to immediate reimbursement of the excess amount.

         SECTION 11.07. Immunity. The Shipowner represents and warrants that it is subject to civil and commercial law with respect to its obligations under this Agreement, that the making and performance of this Agreement constitutes private and commercial acts rather than governmental or public acts and that neither the Shipowner nor any of its properties or revenues has any right of immunity on the grounds of Sovereignty or otherwise from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under this Agreement. To the extent that the Shipowner may hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Shipowner such an immunity (whether or not claimed), the Shipowner hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Sovereign Immunities Act of 1976.

SCHEDULE X TO SECURITY AGREEMENT                                   Document 11


                             SCHEDULE OF DEFINITIONS

"ACT" means the Merchant Marine Act, 1936, as amended and in effect on the Closing Date.

"ACTUAL COST" means the actual cost of a Vessel, as set forth in Table A of the Security Agreement or as subsequently redetermined by the Secretary pursuant to the Security Agreement and the Act.

"AUDITED FINANCIAL STATEMENTS" mean the annual audit of the Shipowner's accounts made in accordance with generally accepted accounting standards under the laws of Mexico by independent certified public accountants, certified or licensed by the appropriate regulatory authority of Mexico, who may be the Shipowner's regular auditors, reconciled in the generally accepted accounting standards of the United States, expressed in United States dollars.

"AUTHORIZATION AGREEMENT" means the Authorization Agreement, Contract No. MA-13449, between the Secretary and the Indenture Trustee, whereby the Secretary authorizes the Guarantee of the United States to be endorsed on the Obligations, as the same is originally executed, or as modified, amended or supplemented therein.

"AUTHORIZED NEWSPAPERS" means the Journal of Commerce or if it ceases to exist, then in such other newspaper as the Secretary may designate and a newspaper printed in English approved by the Secretary and of general circulation in Houston, Texas.

"BOND PURCHASE AGREEMENT" means the agreement for the purchase of the Obligations, executed by the Shipowner and the purchaser named therein, as originally executed, modified or supplemented.

"BUSINESS DAY" means a day which is not a Saturday, Sunday or a bank holiday under the laws of the United States or of the States of Mississippi or Louisiana or the laws of Mexico.

"CHAPTER 313" means the provisions of 46 United States Code Chapter 313, as amended.

"CLASSIFICATION SOCIETY" means the American Bureau of Shipping or as specified in the Special Provisions of the Security Agreement, either a member of the International Association of Classification Societies ("IACS") that has been ISO 9000 series registered or an IACS member that meets the requirements of the International Maritime Organization, is qualified under a Quality Systems Certificate Scheme and recognized by the United States Coast Guard and the Secretary as meeting acceptable standards.

"CLOSING DATE" or "CLOSING" means the date when the Security Agreement is executed and delivered by the Shipowner.

"COMMITMENT TO GUARANTEE OBLIGATIONS" has the same meaning as the term Guarantee Commitment.

"CONSENT OF AND GRANT OF RIGHTS BY LETOURNEAU, INC." means the consent of LeTourneau, Inc., a Texas corporation, which has provided certain essential elements of the Vessel, evidencing the consent by such corporation to the assignment of the Construction Contract and the assignment by LeTourneau of the License Agreement and the Kit Construction Agreement, as set forth in the granting clause of the Security Agreement, and in the Consent of and Grant of Rights by LeTourneau, Inc.

"CONSENT OF SHIPYARD" means each, and "Consents of Shipyards" means every, document evidencing such Shipyard's consent to the assignment of a Construction Contract to the Secretary under the Security Agreement as originally executed, modified, amended or supplemented.

"CONSTRUCTION" means construction of the Vessels, including designing, inspecting, outfitting and equipping thereof.

"CONSTRUCTION CONTRACT" means the Construction Contract dated April 22, 1997, as amended, relating to the construction of the Vessel between the Shipowner and TDI-Halter, Inc., a Texas corporation (the "Shipyard"); subsequently the Shipyard merged with TDI-Halter Limited Partnership, a Louisiana limited partnership (the "Merged Shipyard"), which assumed the rights and obligations of the Construction Contract by operations of law, as amended by Amendment No. 1, and as modified, amended or supplemented thereafter.

"CONSTRUCTION FUND" has the meaning specified in Article IV of the Security Agreement.

"CORPORATE TRUST OFFICE" means the principal office of the Indenture Trustee at which, at any time, its corporate trust business is administered, which office is currently located at Bank One Trust Company N.A., 210 Baronne St., 3rd Floor, New Orleans, LA 70112, Attention: Corporate Trust Department.

"DEFAULT" when used in the Security Agreement has the meaning attributed to it in Article VI thereof.

"DELIVERY DATE" means the date on which a Vessel is delivered to and accepted by the Shipowner.

"DEPOSITORY" shall mean the institution designated in the Depository Agreement or any successor.

"DEPOSITORY AGREEMENT" shall mean the Depository Agreement, Contract No. MA-13453 among the Shipowner, the Secretary and the Depository, as originally executed or as modified or supplemented in accordance with the applicable provisions thereof.

"DEPRECIATED ACTUAL COST" means the depreciated actual cost of a Vessel, as set forth in Table A of the Security Agreement or as subsequently redetermined by the Secretary pursuant to the Security Agreement and the Act.

"ELIGIBLE INVESTMENT" has the meaning given by Section 5 of the Financial Agreement.

"ESCROW FUND" means the account held by the Secretary, established under Section 1108 of the Act and administered pursuant to Article V of the Security Agreement.

"FINANCIAL AGREEMENT" means the Title XI Reserve Fund and Financial Agreement, Contract No. MA-13452, executed by the Shipowner and the Secretary, as originally executed or as modified, amended or supplemented.

"FINANCIAL ASSET" has the meaning given by Article 8-102(a)(9) of the UCC.

"GOVERNMENT USE" means the use of a Vessel or requisition of its title required by a governmental body of the United States of America.

"GUARANTEE" means each, and the "GUARANTEES" means every, guarantee of an Obligation by the United States pursuant to Title XI of the Act, as provided in the Authorization Agreement.

"GUARANTEE COMMITMENT" means the Commitment to Guarantee Obligations, Contract No. MA-13448, dated as of November 5, 1998, executed by the Secretary and accepted by the Shipowner relating to the Guarantees, as originally executed or as modified, amended or supplemented.

"INCREASED SECURITY" means the Secretary's Note, the Security Agreement, the Vessels, the Security, the Escrow Fund, the Title XI Reserve Fund, the Construction Fund, and any other security agreement between the Secretary and the Shipowner relating to any vessels financed under the Act, and the Policies of Insurance, and the proceeds of the foregoing.

"INDENTURE" means the Trust Indenture dated as of the Closing Date between the Shipowner and the Indenture Trustee, as originally executed, or as modified, amended or supplemented.

"INDENTURE DEFAULT" has the meaning specified in Article VI of the Indenture.

"INDENTURE TRUSTEE" means Bank One Trust Company N.A., a national banking corporation.

"INTEREST PAYMENT DATE" means with respect to any Obligation, the date when any installment of interest on such Obligation is due and payable.

"LONG TERM DEBT" means, as of any date, the total notes, bonds, debentures, equipment obligations and other evidence of indebtedness that would be included in long term debt in accordance with generally accepted accounting principles. There shall also be included any guarantee or other liability for the debt of any other Person, not otherwise included on the balance sheet.

"MATURITY" when used with respect to any Obligation, means the date on which the principal of such Obligation becomes due and payable as therein provided, whether at the Stated Maturity or by redemption, declaration of acceleration or otherwise.

"MERGED SHIPYARD" means the merged shipyard identified in Recital A to the Security Agreement.

"MONEYS DUE WITH RESPECT TO CONSTRUCTION OF THE VESSELS" has the meaning specified in Section 1.03 of the Security Agreement.

"MORTGAGE" means the mortgage with first priority on the Vessel (or the first preferred ship mortgage on the Vessel, as the case may be), Contract No. MA-13451, by the Shipowner to the Secretary, as originally executed, modified, amended or supplemented.

"MORTGAGEE" means the Secretary, as mortgagee under the Mortgage.

"MORTGAGOR" means the Shipowner, as mortgagor under the Mortgage.

"NET WORTH" means, as of any date, the total of paid-in capital stock, paid-in surplus, earned surplus and appropriated surplus, and all other amounts that would be included in net worth in accordance with generally accepted accounting principles, but exclusive of (1) any receivables from any stockholder, director, Officer or employee of the Company or from any Related Party (other than current receivables arising out of the ordinary course of business and not outstanding for more than 60 days) and (2) any increment resulting from the reappraisal of assets.

"OBLIGATION" means each, and "OBLIGATIONS" means every, obligation of the Shipowner bearing a Guarantee that is authenticated and delivered under the Authorization Agreement and Indenture.

"OBLIGATION REGISTER" has the meaning specified in Section 2.07 of the Indenture.

"OBLIGEE" means each, and "OBLIGEES" means every, Holder of an Obligation.

OFFERING CIRCULAR" means the offering circular relating to the issuance and sale of each Obligation.

"OFFICER'S CERTIFICATE" means a certificate conforming to Section 1.02 of the Security Agreement or the Indenture as the context may require.

"OUTSTANDING" when used with reference to the Obligations, shall mean all Obligations theretofore issued under the Indenture, except: (1) Obligations Retired or Paid; and (2) Obligations in lieu of which other Obligations have been issued under the Indenture. Obligations which are not Outstanding shall not be entitled to any rights or benefits provided in the Indenture. For the purposes of Articles VI and X of the Indenture, and also in determining whether the Holders of a stated percentage of the principal amount of Outstanding Obligations have made an Act of Obligees required or permitted by the Indenture, Obligations owned by the Shipowner or by any Affiliate of the Shipowner shall be disregarded and deemed not to be Outstanding; provided that, for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such Act of Obligees, only Obligations which the Indenture Trustee has actual knowledge are so owned shall be so disregarded and deemed not to be Outstanding.

"PAYING AGENT" means any bank or trust company meeting the qualifications in
Section 7.02(a) of the Indenture and appointed by the Shipowner under Section
4.02 of the Indenture to pay the principal of (and premium, if any) or interest on the Obligations on behalf of the Shipowner.

"PAYMENT DEFAULT" has the meaning specified in Section 6.01 of the Security Agreement.

"PERSON" or "PERSONS" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof.

"POLICIES OF INSURANCE" and "POLICIES" means all cover notes, binders, policies of insurance and certificates of entry in a protection and indemnity association, club or syndicate with respect to the Vessel, (including all endorsements and riders thereto), including but not limited to all insurance required under Section 2.05 of the Security Agreement.

"PROPORTIONATE PART" means with respect to the item in question, the portion of the item in question, as of the date of any calculation, which bears the same proportion to the entire amount of the item in question as: (x) the Depreciated Actual Cost of the Vessel as of the date of such calculation bears to (y) the Depreciated Actual Cost of all the Vessels as of such date (excluding the Depreciated Actual Cost of any Vessel upon which its Obligations have been redeemed pursuant to Section 3.06 of the Indenture), all as determined by the Secretary.

"REDEMPTION DATE" means a date fixed for the redemption of an Obligation by the Indenture.

"RELATED PARTY" means one that can exercise control or significant influence over the management and/or operating policies of another Person, to the extent that one of the Persons may be prevented from fully pursuing its own separate interests. Related parties consist of all affiliates of an enterprise, including
(1) its management and their immediate families, (2) its principal owners and their immediate families, (3) its investments accounted for by the equity method, (4) beneficial employee trusts that are managed by the management of the enterprise, and (5) any Person that may, or does, deal with the enterprise and has ownership of, control over, or can significantly influence the management or operating policies of another Person to the extent that an arm's-length transaction may not be achieved.

"REQUEST" means a written request to a Person for the action therein specified, signed by a Responsible Officer of the Person making such request.

"RESPONSIBLE OFFICER" means (1) in the case of Shipowner, the chairman of the board of directors, the president, any vice president, the secretary or the treasurer, (2) in the case of any business entity, the chairman of the board of directors, the president, any executive or senior vice president, the secretary, the treasurer, member or partner, (3) in the case of any commercial bank, the chairman or vice-chairman of the executive committee of the board of directors or trustees, the president, any executive or senior vice president, the secretary, the treasurer, any trust officer, and (4) with respect to the signing or authentication of Obligations and Guarantees by the Indenture Trustee, any person specifically authorized by the Indenture Trustee to sign or authenticate Obligations.

"RETIRED OR PAID," as applied to Obligations and the indebtedness evidenced thereby, means that such Obligations shall be deemed to have been so retired or paid and shall no longer be entitled to any rights or benefits provided in the Indenture if: (1) such Obligations shall have been paid in full; (2) such Obligations shall have been canceled by the Indenture Trustee; or (3) such Obligations shall have become due and payable at Maturity and funds sufficient for the payment of such Obligations (including interest to the date of Maturity, or in the case of a payment after Maturity, to the date of payment, together with any premium thereon) and available for such payment and are held by the Indenture Trustee or any Paying Agent with irrevocable directions, to pay such Obligations; provided that, the foregoing definition is subject to Section 6.08 of the Indenture.

"RIGHTS UNDER THE CONSTRUCTION CONTRACTS AND RELATED CONTRACTS" shall have the meaning specified in Section 1.03 of the Security Agreement.

"SECRETARY" means the Secretary of Transportation or any officials duly authorized to perform the functions of the Secretary of Transportation under Title XI of the Act.

"SECRETARY'S NOTE" means a promissory note or promissory notes issued and delivered by the Shipowner to the Secretary substantially in the form of Exhibit 2 of the Security Agreement, including any promissory note issued in substitution for, or any endorsement or supplement thereof.

"SECRETARY'S NOTICE" means a notice from the Secretary to the Indenture Trustee that a Default, within the meaning of Section 6.01(b) of the Security Agreement has occurred.

"SECRETARY OF DEFENSE" means the Secretary of Defense of the United States of America.

"SECURITY" has the meaning specified in Section 1.03 of the Security Agreement.

"SECURITIES ACCOUNT" has the meaning given by Article 8-501 of the UCC.

"SECURITIES INTERMEDIARY" has the meaning given by Article 8-102(a)(14) of the UCC and also means the Depository.

"SECURITY AGREEMENT" means the security agreement, Contract No. MA-13450, dated as of the Closing Date, consisting of the special provisions, the general provisions and this schedule X, executed by the Shipowner as security for the Secretary, as originally executed or as modified, amended or supplemented.

"SECURITY DEFAULT" has the meaning specified in Section 6.01 of the Security Agreement.

"SHIPOWNER" means Perforadora Central, S.A. de C.V., a Mexican corporation, and shall include its successors and assigns.

"SHIPYARD" means the Shipyard identified in Recital A to the Guarantee
Commitment.

"STATED MATURITY" means the date determinable as set forth in any Obligation as the final date on which the principal of such Obligation is due and payable.

"SUCCESSOR" means a Person formed by or surviving a consolidation or merger with the Shipowner or to which the Vessels have been sold.

"SUPPLEMENTAL INDENTURE" shall mean any indenture supplemental to the Indenture entered into pursuant to Article X of the Indenture.

"TITLE XI" means Title XI of the Act.

"TITLE XI RESERVE FUND" has the meaning specified in the Financial Agreement.

"TITLE XI RESERVE FUND AND FINANCIAL AGREEMENT" means the Financial Agreement.

"UCC" means the Uniform Commercial Code as enacted in the State of Louisiana.

"VESSEL" means one LeTourneau design Super 116C Jack-up Mobile Drilling Unit, Hull No. 21, constructed in accordance with the Construction Contract, as amended, including all work and material heretofore or hereafter performed upon or installed or placed upon such Vessel, together with related appurtenances, additions, improvements and replacements.

"WORKING CAPITAL" shall mean the excess of current assets over current liabilities, both determined in accordance with generally accepted accounting principles and adjusted as follows:

         (1) In determining current assets, there shall also be deducted: (A) Any securities, obligations or evidence of indebtedness of a Related Party or of any stockholder, director, officer or employee (or any member of his family) of the Company or of such Related Party, except advances to agents required for the normal current operation of the Company's vessels and current receivables arising out of the ordinary course of business and not outstanding for more than 60 days; and (B) An amount equal to any excess of unterminated voyage revenue over unterminated voyage expenses;

         (2) In determining current liabilities, there shall be deducted any excess of unterminated voyage expenses over unterminated voyage revenue; and

         (3) In determining current liabilities, there shall be added one half of all annual charter hire and other lease obligations (having a term of more than six months) due and payable within the succeeding fiscal year, other than charter hire and such other lease obligations already included and reported as a current liability on the Company's balance sheet.

EXHIBIT 2 TO SECURITY AGREEMENT                                     Document 12


                   PROMISSORY NOTE TO UNITED STATES OF AMERICA

         Perforadora Central, S.A. de C.V. (the "Shipowner"), for value received, promises to pay to THE UNITED STATES OF AMERICA (the "United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), at the office of the Maritime Administration, Department of Transportation, Washington, D.C., in lawful money of the United States of America, the aggregate principal amount of Seventy Million Five Hundred Twenty-Eight Thousand and No/100 ($70,528,000.00) United States Dollars on or before the twelfth anniversary of the Transition Date as defined below, payable semiannually commencing six months after said Transition Date together with interest thereon from the date hereof at the rate of 5.63% per annum (calculated on the basis of a 360-day year of twelve 30-day months), to be paid on April 1, 1999, on the earlier of July 15, 1999 or the delivery date of the Vessel (the "Transition Date") and thereafter on each semiannual anniversary of the Transition Date until such principal sum has been paid. This Secretary's Note ("Secretary's Note") is subject to mandatory prepayment on the same terms and conditions as the Obligations.

         This Secretary's Note is given (1) in consideration of the Secretary's issuance, pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended, of Guarantees of payment of the unpaid interest on and the unpaid balance of the principal amount of the Shipowner's United States Government Guaranteed Export Ship Financing Obligations (the "Obligations") issued by the Shipowner on the date hereof in order to finance a portion of the cost of construction of the Vessel, and (2) to secure the Shipowner's payment to the Secretary of any amount that the Secretary may be required to pay to the Holders of the Obligations under said Guarantees.

         This Secretary's Note is issued pursuant to the provisions of the Security Agreement, Contract No. MA-13450, dated November 5, 1998, between the Shipowner and the Secretary. The Security Agreement contemplates that on the Delivery Date, a ship mortgage with first priority (Contract No. MA-13451) on the Vessel will be executed and delivered by the Shipowner, as mortgagor, to the Secretary, as mortgagee, covering the Shipowner's interest in the Vessel (the "Mortgage"). The definitions used in, and the provisions of, the Security Agreement and the Mortgage are incorporated herein by reference.

         This Secretary's Note has been negotiated and received by the Secretary, is secured by the Security Agreement and will be, on the Delivery Date, secured by the Mortgage, and is subject to all the terms of the Security Agreement and the Mortgage, to the same extent as if said documents were set out herein in full.

         To the extent that any of the Obligations are Outstanding and until the Guarantees on each of the Obligations have been terminated pursuant to the provisions of Section 3.02(a), (b) or (d) of the Security Agreement, the principal of and the interest on this Secretary's Note shall remain outstanding and unpaid. Payments on the Outstanding Obligations shall be deemed a payment of principal and interest on this Secretary's Note when paid in the following manner:

               (1) by payment of interest on such Obligations in accordance with the provisions thereof and of the Indenture;

               (2) by any redemption of such Obligations in accordance with the provisions thereof and of the Indenture;

               (3) when such Obligations have been Retired or Paid, other than by payment of the Guarantees;

If such payment is made with moneys advanced or loaned to the Shipowner by the Secretary, such payment on the Obligations shall not, as to such amount, constitute payment of principal or interest on this Secretary's Note and the same shall not in any way be discharged as to such amount. In the event that the Secretary assumes the Shipowner's rights and duties under the Indenture and the Obligations and makes any payments, such payments shall not, as to such amounts, constitute payment of principal and interest on this Secretary's Note and the same shall not in any way discharge such amounts until such time as this Secretary's Note is paid in full or otherwise discharged in an appropriate proceeding in a court of competent jurisdiction as established by the final order of a court of last resort or the final order of an inferior court which is not appealed.

         The unpaid balance of the principal of this Secretary's Note and the interest hereon may be declared or may become immediately due and payable by declaration of the Secretary at any time after the Secretary (i) is required to pay the Guarantees pursuant to the terms of the Indenture and the Authorization Agreement or (ii) assumes pursuant to the terms of the Indenture, the Shipowner's rights and duties under the Indenture and the Obligations. Thereupon, the unpaid balance of the principal of and the interest on this Secretary's Note shall become due and payable, together with interest thereon at the Obligation rate plus one percent.

         This Secretary's Note hereby adopts and incorporates by reference as if fully set forth herein paragraph (3) (d) of the Special Provisions of the Security Agreement, entitled "Jurisdiction and Consent to Suit," and also hereby adopts and incorporates, in the same manner, Sections 11.06 and 11.07 of the General Provisions of the Security Agreement, respectively entitled "Payments in U.S. Currency" and "Immunity."

         IN WITNESS THEREOF, the Shipowner has caused this Secretary's Note to be signed on this 5th day of November, 1998.


                                        PERFORADORA CENTRAL, S.A. DE C.V.
(The Company has
   no seal)
                                        By: /s/ PATRICIO ALVAREZ MORPHY
                                           ----------------------------------
                                           Patricio Alvarez Morphy, President



Attest:


BY: /s/ JAVIER ALVAREZ MORPHY
   --------------------------------
             Secretary


                                       3